                                 EXHIBIT 10.22


                               CREDIT AGREEMENT

          CREDIT AGREEMENT dated as of June 21, 1999, among ACTIVISION, INC., a Delaware corporation ("ACTIVISION"), HEAD GAMES PUBLISHING, INC., a Minnesota corporation ("HEAD") and, following the Merger, Expert Software, Inc., a Delaware corporation ("EXPERT"; each of Activision, Head and Expert, a "BORROWER" and collectively, "BORROWERS"), the Lenders (as defined in
Article I), PNC BANK, NATIONAL ASSOCIATION, a national banking association, as issuing bank (in such capacity, the "ISSUING BANK"), and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders and CREDIT SUISSE
FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as syndication agent (in such capacity, the "SYNDICATION AGENT").

          Pursuant to the Merger Agreement (such term and each other capitalized term used but not defined herein having the meaning given it in
Article I), Sub will merge (the "MERGER") with and into Expert, with Expert surviving such Merger as a wholly owned Subsidiary of Activision. In connection with the Merger, the existing stockholders of Expert will be entitled to receive an aggregate of approximately $23,000,000 in cash (the "MERGER CONSIDERATION"). Promptly following the Merger, Expert will become a party to this Agreement, the Security Documents, the Borrower Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement.

          The Borrowers have requested the Lenders to extend credit in the form of (a) Term Loans to be made to Activision on the Closing Date, in an aggregate principal amount not in excess of $25,000,000, and (b) Revolving Loans on and after the Closing Date and at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $100,000,000. The Borrowers have requested the Issuing Bank to issue Letters of Credit, in an aggregate face amount at any time outstanding not in excess of $80,000,000, to support payment obligations incurred in the ordinary course of business by the Borrowers. The proceeds of the Term Loans and up to $36,000,000 of the Revolving Loans are to be used solely (a) to pay the Merger Consideration,
(b) to repay all amounts outstanding under the Existing Credit Agreement and
(c) to pay related fees and expenses. The proceeds of the Revolving Loans (other than proceeds used as described above) are to be used solely for general corporate purposes.

          The Lenders are willing to extend such credit to the Borrowers and the Issuing Bank is willing to issue Letters of Credit for the account of the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I


                                  DEFINITIONS

     SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

     "ABR LOAN" shall mean any ABR Term Loan or ABR Revolving Loan.

     "ABR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "ABR TERM BORROWING" shall mean a Borrowing comprised of ABR Term Loans.

     "ABR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

     "ACQUIRED DEBT" shall mean Indebtedness of an Acquired Entity existing at the time of a Permitted Acquisition which was not incurred in contemplation of such Permitted Acquisition, is Indebtedness permitted under
Section 6.01 and, if owed by a Domestic Subsidiary, the terms of such Indebtedness permit the Domestic Subsidiary to become a party to the Subsidiary Guarantee Agreement, the Pledge Agreement and the Security Agreement, to grant to the Collateral Agent a first priority Lien on its assets and to make loans, dividends and other distributions to Activision and, if owed by a Foreign Subsidiary, is not Guaranteed by any Loan Party.

     "ACQUIRED ENTITY" shall have the meaning set forth in Section 6.04(h).

     "ADJUSTED EBITDA" of a person for any period shall mean (a) EBITDA for such period PLUS (b) the aggregate amortization with respect to Development Costs for such period which are not otherwise included as amortization expenses in calculating EBITDA in accordance with GAAP, MINUS (c) the principal amount of loans made during such period to officers and employees permitted under Section 6.04(n), to the extent not included in calculating EBITDA in accordance with GAAP.

     "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

      "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit A, or such other form as may be supplied from time to time by the Administrative Agent.

     "ADVANCE RATES" shall have the meaning assigned to such term in
Section 2.01(a).

     "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; PROVIDED, HOWEVER, that for purposes of Section 6.07, the term "Affiliate" shall also include any person that directly or indirectly owns 5% or more of any class of Equity Interests of the person specified or that is an officer or director of the person specified.

     "AGENT FEES" shall have the meaning assigned to such term in
Section 2.08(b).

     "AGGREGATE REVOLVING CREDIT EXPOSURE" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

     "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Base Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative
Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base
Rate due to a change in the Base Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Rate, respectively. The term "BASE RATE" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

     "ASSET SALE" shall mean the sale, transfer or other disposition (by way of merger or otherwise, and including any casualty event or condemnation that results in the receipt of any insurance or condemnation proceeds) by any Borrower or any of the Subsidiaries to any person other than a Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries or (b) any other assets of a Borrower or any of its Subsidiaries (other than (i) inventory, excess, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) assets transferred for an aggregate purchase price not exceeding $1,000,000 in any four consecutive fiscal quarters of the Borrowers, (iii) dispositions between or among Foreign Subsidiaries or
(iv) license, distribution or development agreements entered into in the ordinary course of business which do not transfer all or substantially all of the rights owned by a Borrower or its Subsidiary), PROVIDED that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $250,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement.

     "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

     "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "BLOCKED ACCOUNTS" shall have the meaning set forth in Section 5.15.

     "BORROWER GUARANTEE AGREEMENT" shall mean the Borrower Guarantee Agreement substantially in the form of Exhibit M, made by the Borrowers in favor of the Collateral Agent for the benefit of the Secured Parties.

     "BORROWERS" shall mean Activision, Head, Expert and any other Subsidiary of Activision which becomes a Borrower hereunder.

     "BORROWERS' ACCOUNT" shall have the meaning given such term in
Section 2.07.

     "BORROWING" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

     "BORROWING AGENT" shall mean Activision.

     "BORROWING BASE AVAILABILITY" shall mean that amount determined under clauses (i) and (ii)(A) of the definition of Formula Amount contained in
Section 2.01(a).

     "BORROWING REQUEST" shall mean a request by the Borrowing Agent on behalf of a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London and New York interbank markets.

     "CAPITAL EXPENDITURES" shall mean, for any period and with respect to any person, the aggregate amount of all expenditures during such period by such person that (a) would be classified as capital expenditures in accordance with GAAP or are made in property that is the subject of a synthetic lease to which such person becomes a lessee party during such period but excluding any such expenditure made (i) to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds or condemnation awards relating to any such damage, loss, destruction or condemnation, (ii) with proceeds from the sale or exchange of property to the extent utilized to purchase functionally equivalent property or equipment or (iii) as the purchase price of any Permitted Acquisition; and (b) constitute Development Costs.

     "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CASH COLLATERAL" shall mean money or Permitted Investments in the possession of the Collateral Agent (including in the Investment Account) as collateral hereunder or under any other Loan Document and in which the Collateral Agent has a first priority perfected Lien.

     "CASH COMPONENTS" shall mean, with respect to any Permitted Acquisition, the cash expenditures and (without duplication) Indebtedness (including Acquired Indebtedness) incurred in connection therewith.

     "CASUALTY" shall have the meaning set forth in each of the Mortgages.

     "CASUALTY PROCEEDS" shall have the meaning set forth in each of the Mortgages.

     "CHANGE IN CONTROL" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended, as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Activision, (b) a majority of the seats (other than vacant seats) on the board of directors of Activision shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Activision, nor (ii) appointed by directors so nominated, or (c) any change in control (or similar event, however denominated) with respect to Activision or any of its Subsidiaries shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an aggregate principal amount in excess of $2,000,000 to which Activision or any of the

Subsidiaries is a party, or (d) any Subsidiary of Activision which is a Borrower or UK Sub ceases to be a wholly-owned Subsidiary of Activision.

     "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15, by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "CLOSING DATE" shall mean June 22, 1999.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document and shall also include any Mortgaged Properties.

     "COMMITMENT" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

     "COMMITMENT FEE" shall have the meaning assigned to such term in
Section 2.08(a).

     "CONDEMNATION" shall have the meaning set forth in each of the Mortgages.

     "CONDEMNATION PROCEEDS" shall have the meaning set forth in each of the Mortgages.

     "CONFIDENTIAL INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum of Activision dated April 1999.

     "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

     "CONVERTIBLE SUBORDINATED NOTE DOCUMENTS" shall mean the Convertible Subordinated Notes, the Convertible Subordinated Note Indenture and all other documents executed and delivered with respect to the Convertible Subordinated Notes or the Convertible Subordinated Note Indenture.

     "CONVERTIBLE SUBORDINATED NOTE INDENTURE" shall mean the Indenture dated as of December 22, 1997, between Activision and State Street Bank and Trust Company of California, N.A., as trustee, as in effect on the Closing Date and as thereafter amended from time to time in accordance with the requirements hereof and thereof.

     "CONVERTIBLE SUBORDINATED NOTES" shall mean Activision's 6-3/4% Convertible Subordinated Notes due 2005 issued pursuant to the Convertible Subordinated Note Indenture.

     "CREDIT EVENT" shall have the meaning assigned to such term in
Section 4.01.

     "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "DEFAULTING LENDER" shall have the meaning set forth in Section 2.25(a).

     "DEPOSITORY ACCOUNTS" shall have the meaning set forth in Section 5.15.

     "DEVELOPMENT COSTS" shall mean prepaid or guaranteed royalties paid to independent software developers, license fees paid to holders of intellectual property rights and expenses incurred for product development, in each case to the extent such amounts are capitalized in accordance with the Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed".

     "DILUTION RESERVE" shall mean the percentage of dilution of Receivables for the most recent 12 months as determined in the most recent audit by the Administrative Agent LESS 20% multiplied by the amount of Eligible Receivables.

     "DOLLARS" or "$" shall mean lawful money of the United States of America.

     "DOMESTIC SUBSIDIARIES" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

     "EBITDA" for any person for any period shall mean the Net Income of such person for such period, to which shall be added back, to the extent deducted in calculating Net Income for such period (a) the Interest Expense of such person for such period, (b) all charges against income for foreign, Federal, state and local income taxes of such person for such period, (c) the aggregate depreciation expense of such person for such period, and (d) the aggregate amortization expense of such person for such period, each such component determined in accordance with GAAP.

     "ELIGIBLE INVENTORY" shall mean and include, with respect to each Borrower,

Inventory owned by such Borrower (excluding (a) work in process, (b) Inventory not located at a facility owned or leased by a Borrower in the U.S. or a warehouse located in the U.S., (c) Inventory on consignment and
(d) components), valued at the lower of cost or market value, determined on a first-in-first-out basis, which is not, in the Administrative Agent's
Permitted Discretion, obsolete, slow moving or unmerchantable and which the Administrative Agent, in its Permitted Discretion, shall not deem ineligible Inventory, based on such considerations as the Administrative Agent may from time to time in its Permitted Discretion deem appropriate, including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of the Collateral Agent, subject to no other Lien, and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof applicable. Eligible Inventory shall include all Inventory in-transit for which title has passed to the Borrower, which is insured to the full value thereof, under policies for which the Collateral Agent is a loss payee and for which the Administrative Agent shall have in its possession (a) all negotiable bills of lading properly endorsed and (b) all non-negotiable bills of lading issued in the Administrative
Agent's name.

     "ELIGIBLE RECEIVABLES" shall mean and include with respect to each Borrower each Receivable of such Borrower arising in the ordinary course of such Borrower's business and which the Administrative Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as the Administrative Agent may from time to time in its Permitted Discretion deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to the Collateral Agent's first priority perfected security interest and no other Lien (other than a Permitted Lien on terms acceptable to the Administrative Agent in its Permitted Discretion and for which adequate reserves have been established), and is evidenced by an invoice or other documentary evidence satisfactory to the Administrative Agent. In addition, no Receivable shall be an Eligible Receivable if:

     (a) it arises out of a sale made by a Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower;

     (b) it is due or unpaid more than one hundred twenty (120) days after the original invoice date or more than sixty (60) days after the due date;

     (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder;

     (d) any covenant, representation or warranty contained in this Agreement or the Security Agreement with respect to such Receivable has been breached in any material respect;

     (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors,
(ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

     (f) the sale is to a Customer not domiciled in the United States of America or Canada unless the sale is on letter of credit, guaranty or acceptance terms, or backed by credit insurance, in each case acceptable to the Administrative Agent in its Permitted Discretion;

     (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other similar repurchase or return basis (other than return rights customary in the Borrower's business) or is evidenced by chattel paper;

     (h) the Administrative Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

     (i) the Customer is the United States of America or Canada , any state or province or any department, agency or instrumentality of any of them, unless the Borrower assigns its right to payment of such Receivable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 ET SEQ. and 41 U.S.C. Sub-Section 15
ET SEQ.) or has otherwise complied with other applicable statutes or ordinances;

     (j) the goods giving rise to such Receivable have not been shipped and delivered to the Customer or the services giving rise to such Receivable have not been fully performed by the Borrower or the Receivable otherwise does not represent a final sale;

     (k) the Receivables of the Customer exceed a credit limit determined by the Administrative Agent, in its Permitted Discretion, to the extent such Receivable exceeds such limit;

     (l) the Receivable is subject to any unwaived offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;

     (m) the Borrower has made any agreement with the Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

     (n) any return, rejection or repossession of the merchandise has occurred but only to the extent of the portion of the Receivable relating to the returned, rejected or repossessed goods;

     (o)  such Receivable is not payable to a Borrower;

     (p) such Receivable is not otherwise satisfactory to the Administrative Agent in its Permitted Discretion;

     (q) the Borrower has not observed and complied with all laws of the jurisdiction in which the Customer or the Receivable is located which, if not observed or complied with, would deny the Borrower access to the courts of such jurisdiction;

     (r) the Receivable arises out of sales of Inventory for which the Borrower acts solely as a collection agent. or

     (s) Receivables from original equipment manufacturers or licensees unless such Receivables arise out of an invoice issued for shipment of goods on normal trade terms.

     "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

     "ENVIRONMENTAL CLAIM" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

     "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any

Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 ET SEQ. (collectively "CERCLA"), the Solid Waste
Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section
6901 ET SEQ., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act of 1970, as amended 42 U.S.C. Section 7401 ET SEQ., the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 ET SEQ., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.
Section 300(f) ET SEQ., the Hazardous Materials Transportation Act, 49
U.S.C. Section 5101 ET SEQ., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing.

     "ENVIRONMENTAL PERMIT" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

     "EQUITY INTERESTS" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person.

     "EQUITY ISSUANCE" shall mean any issuance or sale by Activision or any Subsidiary of any Equity Interests of Activision or any Subsidiary, as applicable, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such Equity Interests or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to a Borrower or any Subsidiary, (b) any issuance of directors' qualifying shares, (c) sales or issuances of common stock of Activision to management or key employees of Activision or any Subsidiary under any employee stock option or stock purchase plan or employee benefit plan in existence from time to time or other stock options from time to time granted to employees or directors, or in connection with license, distribution or development agreements, (d) conversion of the Convertible Subordinated Notes into common stock of Activision, (e) issuance of common stock (or options or warrants to purchase common stock) of Activision as consideration for any Permitted Acquisition and (f) other issuances of Equity Interests for non-cash consideration.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or

(c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA EVENT" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by a Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (g) the receipt by a Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from a Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or
(h) any Foreign Benefit Event.

     "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar
Loans.

     "EURODOLLAR LOAN" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

     "EURODOLLAR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "EURODOLLAR TERM BORROWING" shall mean a Borrowing comprised of Eurodollar Term Loans.

     "EURODOLLAR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

     "EUROPEAN DISTRIBUTION SUBSIDIARIES" shall mean Combined Distribution (Holdings) Limited, PDQ Distribution Limited, CentreSoft Limited, NBG EDV Handels und Verlags GmbH & Co. KG, Target Software Vertriebs GmbH, CD Contact Data GmbH, Contact Data N.V., and Contact Data Belgium NV and their respective successors and assignors and any other Foreign Subsidiary engaged primarily in the business of distributing a Borrower's and other persons' products in Europe.

     "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VII.

     "EXCESS CASH FLOW" shall mean, for any fiscal year of Activision, the excess of (a) the sum, without duplication, of (i) Adjusted EBITDA of the Loan Parties for such fiscal year, (ii) extraordinary cash receipts of the Loan Parties during such fiscal year and not included in Adjusted EBITDA and (iii) Net Cash Proceeds from the issuance of common stock or stock options which are not Equity Issuances over (b) the sum, without duplication, of (i) the amount of any cash income taxes payable by the Loan Parties with respect to such fiscal year, (ii) cash interest paid (net of cash interest received) by the Loan Parties during such fiscal year, (iii) Capital Expenditures made by the Loan Parties in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness, casualty proceeds or condemnation proceeds, (iv) permanent repayments of Indebtedness made by the Loan Parties during such fiscal year, but only to the extent that such repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, and (v) extraordinary cash expenses (including fees paid to lenders which are capitalized in accordance with GAAP) paid by the Loan Parties, if any, during such fiscal year and not included in Adjusted EBITDA; PROVIDED that to the extent otherwise included therein, the Net Cash Proceeds of Asset Sales and dispositions resulting in Casualty Proceeds or Condemnation Proceeds shall be excluded from the calculation of Excess Cash Flow.

     "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.24(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.23(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to
Section 2.23(a).

     "EXISTING CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement dated as of January 14, 1999, among Activision, the banks party thereto and PNC Bank, National Association, as agent.

     "EXISTING LETTER OF CREDIT" shall mean each letter of credit previously issued for the account of Activision or its Domestic Subsidiaries pursuant to the Existing Credit Agreement that (a) is outstanding on the Closing Date and
(b) is listed on Schedule 1.01(a).

     "EXPERT" shall mean Expert Software, Inc., a Delaware corporation.

     "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

     "FEE LETTER" shall mean the Fee Letter dated concurrently herewith, between Activision, the Administrative Agent and the Collateral Agent.

     "FEES" shall mean the Commitment Fees, the Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

     "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

     "FIXED CHARGE COVERAGE RATIO" with respect to any person for any period shall mean the ratio of (a) Adjusted EBITDA of such person PLUS, in the case of any Borrower (and without duplication of any amounts included in the Borrowers' Net Income) the amount of dividends or loans or repayments of loans actually received from its Foreign Subsidiaries during such period LESS the amount of loans or capital contributions made to the Foreign Subsidiaries during such period to (b) Fixed Charges for such period.

     "FIXED CHARGES" with respect to any person for any period shall mean, without duplication, the sum of (a) Interest Expense for such period, PLUS (b) payments on long term Indebtedness (including Capital Lease Obligations) of such person for such period, PLUS (c) Capital Expenditures made by such person during such period, PLUS (d) taxes paid in cash by such person during such period.

     "FOREIGN BENEFIT EVENT" shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan and (d) the incurrence of any liability in excess of $2,000,000 (or the Dollar equivalent thereof in another currency) by a Borrower or any of its Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by the Borrower or any of its Subsidiaries, or the imposition on a Borrower or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $2,000,000
(or the Dollar equivalent thereof in another currency).

     "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "FOREIGN PENSION PLAN" shall mean any plan, fund (including any super annuating fund) or other similar program established or maintained outside the United States by a Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of such Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

     "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is not a Domestic Subsidiary.

     "FORMULA AMOUNT" shall have the meaning set forth in Section 2.01(a).

     "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

     "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "GRANTING LENDER" shall have the meaning specified in Section 9.04(i).

     "GUARANTEE" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "HAZARDOUS MATERIALS" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBS") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "HEDGING AGREEMENT" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuations in interest or currency exchange rates and not entered into for speculation.

     "INDEBTEDNESS" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed,
(g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of Hedging Agreements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner. Prepaid or guaranteed royalties to independent software developers, license fees paid or guaranteed to holders of intellectual property rights and expenses incurred for product development, whether or not capitalized, are not Indebtedness hereunder.

     "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

     "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit D, among the Borrowers, the Subsidiary Guarantors and the Collateral Agent.

     "INDIVIDUAL FORMULA AMOUNT shall mean, at the date of determination thereof, with respect to each Borrower an amount equal to: (a) up to the Receivables Advance Rate of the sum of Eligible Receivables of such Borrower LESS its Dilution Reserve, PLUS (b) up to the Inventory Advance Rate of the value of Eligible Inventory of such Borrower; PLUS (c) the product of (i) the aggregate amount of outstanding Trade L/C Exposure of such Borrower TIMES (ii) the Inventory Advance Rate, PLUS (d) Cash Collateral of such Borrower, MINUS (e) such other reserves as the Administrative Agent in its Permitted Discretion deems proper and necessary from time to time.

     "INTERCOMPANY NOTE" shall mean the demand promissory note in the original principal amount of approximately $23,000,000 from UK Sub to Activision evidencing the obligations of UK Sub to Activision, which is secured by the UK Charge Documents.

     "INTEREST COVERAGE RATIO" with respect to any person for any period shall mean the ratio of Adjusted EBITDA of such person for such period to the Interest Expense of such person for such period.

     "INTEREST EXPENSE" with respect to any person for any period shall mean the total cash interest expense of such person (including amortization of deferred financing fees, premiums or interest rate protection agreements and original issue discounts) for such period determined in accordance with GAAP.

     "INTEREST PAYMENT DATE" shall mean (a) with respect to any ABR Loan, the last Business Day of each month, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of a Eurodollar Borrowing or conversion of a Eurodollar Borrowing to an ABR Borrowing.

     "INTEREST PERIOD" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrowing Agent may elect (or such other period thereafter as the Borrowing Agent may request and all the Lenders with Loans included in such Borrowing may agree); PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "INVESTMENT ACCOUNT" shall mean a cash collateral account maintained by the Collateral Agent invested in Permitted Investments and under the control of the Collateral Agent.

     "INVENTORY" with respect to any person shall mean and include all of its now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in its business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

     "INVENTORY ADVANCE RATE" shall have the meaning set forth in Section 2.01(a)(ii) hereof.

     "ISSUING BANK" shall mean as the context may require, (a) PNC Bank, National Association, with respect to Letters of Credit issued by it, (b) with respect to each Existing Letter of Credit, the Lender that issued such Existing Letter of Credit, (c) any other Lender that may become an Issuing Bank pursuant to Section 2.26(h) or (j), with respect to Letters of Credit issued by such Lender, or (d) collectively, all the foregoing.

     "ISSUING BANK FEES" shall have the meaning assigned to such term in
Section 2.08(c).

     "JOINDER AGREEMENT" shall mean a Borrower Joinder Agreement substantially in the form attached hereto as Exhibit E executed by a Domestic Subsidiary which becomes a Borrower hereunder.

     "L/C COMMITMENT" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.26.

     "L/C DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

     "L/C EXPOSURE" shall mean at any time of determination, the sum of (a) the Trade L/C Exposure and (b) the Standby L/C Exposure and "L/C Exposure" of a Borrower shall mean the sum of (a) the Trade L/C Exposure with respect to Trade Letters of Credit issued for the account of such Borrower and the Standby L/C Exposure with respect to Standby Letters of Credit issued for the account of such Borrower.

     "L/C PARTICIPATION FEE" shall have the meaning assigned to such term in
Section 2.06(c).

     "LENDERS" shall mean (a) the financial institutions listed on Schedule 2.01 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

     "LETTER OF CREDIT" shall mean Trade Letters of Credit, Standby Letters of Credit and any Existing Letter of Credit.

     "LEVERAGE RATIO" shall mean, (a) with respect to the Loan Parties on any date, the ratio of the daily average amount of Total Debt of the Loan Parties for the two months ended on such date to Adjusted EBITDA of the Loan Parties for the applicable period; and (b) with respect to Activision and its Subsidiaries on any date, the ratio of Total Debt of Activision and its Subsidiaries on a consolidated basis on such date to Adjusted EBITDA of Activision and its Subsidiaries on a consolidated basis for the applicable period.

     "LIBO RATE" shall mean for any Eurodollar Borrowing for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Borrowing and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage.

     "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LOAN DOCUMENTS" shall mean this Agreement, the Letters of Credit, the Borrower Guarantee Agreement, the Subsidiary Guarantee Agreement, the Security Documents, the Indemnity, Subrogation and Contribution Agreement, any Joinder Agreement and any and all agreements, instruments and documents now or hereafter executed by a Borrower or a Subsidiary Guarantor and delivered to the Administrative Agent, the Issuing Bank or any Lender in connection with this Agreement.

     "LOAN PARTIES" shall mean the Borrowers and the Subsidiary Guarantors.

     "LOANS" shall mean the Revolving Loans and the Term Loans.

     "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

     "MASTER NOTE" shall mean any demand promissory note evidencing loans from a Loan Party to a Foreign Subsidiary.

     "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a)   the
condition, operations, assets, business or prospects of the Loan Parties, taken as a whole, or on Activision and its Subsidiaries, taken as a whole; (b) the ability of the Loan Parties taken as a whole to pay or perform the Obligations in accordance with the terms thereof; (c) the value of the Collateral or the Collateral Agent's Liens on the Collateral or the priority of such Liens;
(d) the validity or enforceability of any Loan Document (other than with respect to a Subsidiary which is not a Material Subsidiary) or (e) the practical realization of the benefits of the Administrative Agent's, the Collateral Agent's and each Lender's rights and remedies under this Agreement and the other Loan Documents.

     "MATERIAL CONTRACT" shall mean any and all contracts or agreements of a Borrower or any Domestic Subsidiary involving amounts remaining to be paid in excess of $1,000,000.

     "MATERIAL SUBSIDIARY" shall mean any Subsidiary which has assets with a book value in excess of $5,000 as of the date of determination.

     "MERGER" shall have the meaning given such term in the preamble to this Agreement.

     "MERGER AGREEMENT" shall mean the Amended and Restated Agreement and Plan of Merger dated as of April 19, 1999, by and among Activision, Sub and Expert, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     "MORTGAGED PROPERTIES" shall mean the owned real properties and leasehold and subleasehold interests of the Loan Parties at the time subject to the Mortgages.

     "MORTGAGES" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.12, each in form and substance satisfactory the Administrative Agent.

     "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     "NET CASH PROCEEDS" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's fees or commissions, legal fees, transfer and similar taxes and the Borrowers' good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (PROVIDED that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset or repayments of the Revolving Loans) and (b) with respect to any issuance or disposition of Indebtedness or any Equity Issuance, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses incurred in connection therewith. Notwithstanding the foregoing, Net Cash Proceeds shall not include any amounts received by the Borrowers or any Subsidiary in respect of any casualty or condemnation to the extent Borrower or such Subsidiary uses the amounts so received within 180 days of the receipt thereof to rebuild, restore or replace the property subject to such casualty or condemnation.

     "NET INCOME" shall mean, for any period, net income or loss of Activision and its Subsidiaries, or of the Loan Parties, as the case may be, for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to the Subsidiary except to the extent that dividends or distributions are actually paid in compliance therewith, (b) the income (or loss) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with a Borrower or any of the Subsidiaries or the date that person's assets are acquired by a Borrower or any of the Subsidiaries, and (c) the income of any Subsidiary which is not a wholly owned Subsidiary except to the extent that dividends or distributions are actually paid to Activision.

     "OBLIGATIONS" shall mean and include any and all of each Borrower's Indebtedness and/or liabilities to the Administrative Agent, the Collateral Agent, the Issuing Bank or Lenders or any corporation that directly or indirectly controls or is controlled by or is under common control with the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower's Indebtedness and/or liabilities under this Agreement, the other Loan
Documents or under any other agreement between the Administrative Agent, the Collateral Agent, the Issuing Bank or Lenders and any Borrower and all obligations of any Borrower to the Administrative Agent, the Collateral
Agent, the Issuing Bank or Lenders to perform acts or refrain from taking any action.

     "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "PAYMENT OFFICE" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of the Administrative Agent, if any, which it may designate by notice to the Borrowing Agent and to each Lender to be the Payment Office.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "PNC" shall mean PNC Bank, National Association.

     "PERFECTION CERTIFICATE" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

     "PERMITTED ACQUISITION" shall have the meaning assigned to such term in
Section 6.04(h).

     "PERMITTED DISCRETION" means the Administrative Agent's reasonable and good faith judgment based upon any factor which the Administrative Agent believes in good faith (a) could reasonably be expected to adversely affect the value of any Collateral, the enforceability or priority of the Collateral Agent's Liens or the amount that the Lenders would be likely to receive upon a liquidation of the Collateral; (b) suggests that any report of Collateral or financial information is incomplete, inaccurate or misleading in any material respect; (c) could reasonably be expected to create a Default or Event of Default or increase the likelihood of an insolvency or bankruptcy proceeding. In exercising such judgment with respect to matters relating to the determination of Eligible Inventory and Eligible Receivables, changes in advance rates or the imposition, increase or reduction of reserves, the Administrative Agent may reasonably take into account factors included in the definitions of Eligible Inventory and Eligible Receivables, as well as changes in concentration of risk of Receivables, changes in collection history and dilution, changes in demand for and pricing of Inventory, and other changes in the value of the Inventory or Receivables that tend to increase the credit risk of lending to the

Borrowers on the security of Inventory or Receivables. The burden of establishing lack of good faith shall be on the Borrowers.

     "PERMITTED INVESTMENTS" shall mean any of the following:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above; and

          (e) such other investments that are acceptable to the Administrative Agent.

     "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

     "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

     "PLEDGE AGREEMENT" shall mean the Pledge Agreement, substantially in the form of Exhibit F, between the Borrowers, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties, together with any pledge or similar agreement required or advisable under the laws of any foreign jurisdiction to perfect the pledge the stock of the Foreign Subsidiaries.

     "PRO RATA PERCENTAGE" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment.

     "RECEIVABLES" of a person shall mean and include all of its accounts, contract rights, instruments (including those evidencing indebtedness owed to it by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Administrative Agent or Collateral Agent hereunder.

     "RECEIVABLES ADVANCE RATE" shall have the meaning set forth in Section 2.01(a)(i) hereof.

     "REGISTER" shall have the meaning given such term in Section 9.04(d).

     "REGULATION T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "RELATED FUND" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

     "REMEDIAL ACTION" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

     "REPAYMENT DATE" shall have the meaning given such term in Section 2.12.

     "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans, L/C Exposure and unused Revolving Credit and Term Loan Commitments representing at least a majority of the sum of all Loans outstanding, L/C Exposure and unused Revolving Credit and Term Loan Commitments at such time, subject, however, to the provisions of Section 2.25 with respect to Defaulting Lenders.

     "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

     "REVOLVING CREDIT BORROWING" shall mean a Borrowing comprised of Revolving Loans.

     "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be
(a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

     "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, PLUS the aggregate amount at such time of such Lender's L/C Exposure.

     "REVOLVING CREDIT LENDER" shall mean a Lender with a Revolving Credit Commitment.

     "REVOLVING CREDIT MATURITY DATE" shall mean June 21, 2002.

     "REVOLVING LOANS" shall mean the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.01. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

     "SCHEDULE OF RECEIVABLES" shall mean, as to each Borrower, a detailed aged trial balance of all then existing Receivables of such Borrower in form and substance satisfactory to the Administrative Agent, specifying in each case the names, addresses, face amount and dates of invoice(s) for each Customer obligated on a Receivable so listed and, if requested by the Administrative Agent, copies of proof of delivery and customer statements and the original copy of all documents, including, without limitation, repayment histories and present status reports, and such other matters and information relating to the status of the Receivables and/or the Customers so scheduled as the Administrative Agent may from time to time reasonably request.

     "SCHEDULE OF PAYABLES" shall mean, as to each Borrower, a detailed aged listing of such Borrower's existing accounts payable, specifying the names of each creditor and the amount owed to such creditor and such matters and information relating to the status of such Borrower's accounts payable so scheduled as the Administrative Agent may from time to time reasonably request.

     "SECURED PARTIES" shall have the meaning assigned to such term in the Security Agreement.

     "SECURITY AGREEMENT" shall mean the Security Agreement, substantially in the form of Exhibit G, among the Borrowers, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

     "SECURITY DOCUMENTS" shall mean the Mortgages, the Security Agreement, the Pledge Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

     "SETTLEMENT DATE" shall mean the Closing Date and thereafter Wednesday of each Week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

     "SPC" shall have the meaning specified in Section 9.04(i).

     "STANDBY L/C EXPOSURE" shall mean, at any time of determination, the sum of
(a) the aggregate undrawn amount of all outstanding Standby Letters of Credit and (b) the aggregate amount that has been drawn under any Standby Letter of Credit but for which the Issuing Bank or the Lenders, as the case may be, have not been reimbursed by the Borrowers at such time.

     "STANDBY LETTER OF CREDIT" shall mean (a) each irrevocable letter of credit issued pursuant to Section 2.26(a) under which the Issuing Bank agrees to make payments for the account of a Borrower, on behalf of such Borrower, in respect of obligations of such Borrower incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which a Borrower is or proposes to become a party in the ordinary course of such Borrower's business and (b) each Existing Letter of Credit.

     "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "SUB" shall mean Expert Acquisition Corp., a Delaware corporation.

     "SUBORDINATED DEBT" shall mean unsecured Indebtedness of Activision which has a maturity date at least one year after the Revolving Credit Maturity Date, no principal payments due prior to one year after the Revolving Credit Maturity Date and is otherwise on terms and conditions set forth on Exhibit K hereto.

     "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "PARENT"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and that is consolidated with such person in accordance with GAAP.

     "SUBSIDIARY" shall mean any subsidiary of Activision.

     "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit H, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

     "SUBSIDIARY GUARANTOR" shall mean each Subsidiary listed on
Schedule 1.01(c), and each other Subsidiary that is or becomes a party to the Subsidiary Guarantee Agreement.

     "TANGIBLE NET WORTH" for any person shall mean, at a particular date (a) the aggregate amount of all assets of such person as may be properly classified as such in accordance with GAAP consistently applied, excluding such assets as are properly classified as intangible assets under GAAP and assets evidencing any receivable from or investments in any Affiliate LESS (b) the aggregate amount of all liabilities of such person.

     "TAXES" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "TERM BORROWING" shall mean a Borrowing comprised of Term Loans.

     "TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on
Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.11 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04.

     "TERM LOAN MATURITY DATE" shall mean June 21, 2002.

     "TERM LOANS" shall mean the term loans made by the Lenders to Activision pursuant to Section 2.01. Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

     "TOTAL DEBT" at any time and with respect to any person shall mean the total Indebtedness of such person at such time (excluding Indebtedness of the type described in clause (i) of the definition of such term).

     "TOTAL REVOLVING CREDIT COMMITMENT" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

     "TRADE L/C EXPOSURE" shall mean, at any time of determination, the sum of
(a) the aggregate undrawn amount of all outstanding Trade Letters of Credit, (b) the aggregate unpaid amount of all accepted usance drafts drawn under Letters of Credit and (c) the aggregate amount that has been drawn under any Trade Letter of Credit but for which the Issuing Bank or the Lenders, as the case may be, have not been reimbursed by the Borrowers at such time.

     "TRADE LETTER OF CREDIT" shall mean each sight or usance commercial documentary letter of credit issued by the Issuing Bank for the account of a Borrower pursuant to Section 2.26(a) for the purchase of goods in the ordinary course of business.

     "TRANSACTIONS" shall have the meaning assigned to such term in
Section 3.02.

     "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "RATE" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

     "UK SUB" shall mean Activision UK, Ltd., a corporation organized under the laws of England and Wales.

     "UK CHARGE DOCUMENTS" shall mean the various pledge and security agreements securing the Intercompany Note.

     "UNDRAWN AVAILABILITY" at a particular date shall mean an amount equal to
(a) the lesser of (i) the Formula Amount or (ii) the Total Revolving Credit Commitment MINUS (b) the sum of (i) the Aggregate Revolving Credit Exposure, PLUS (ii) all amounts due and owing to the Loan Parties' trade creditors which are outstanding more than 60 days after the due date, PLUS (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.

     "WEEK" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

     "WHOLLY OWNED SUBSIDIARY" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

     "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that if the Borrowing Agent notifies the Administrative Agent that the Borrowers wish to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrowing Agent that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders.

                                     ARTICLE II

                                     The Credits

     SECTION 2.01. COMMITMENTS; FORMULA AMOUNT. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (i) to make a Term Loan to Activision on the Closing Date in a principal amount not to exceed its Term Loan Commitment, and (ii) to make Revolving Loans to the Borrowers, at any time and from time to time on or after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding the lesser of (x) such Lender's Revolving Credit Commitment and (y) such Lender's Pro Rata Percentage of an amount equal to the sum of the following (the "Formula Amount"):

                    (i) up to 70%, subject to the provisions of Section 2.01(c) hereof ("Receivables Advance Rate"), of the sum of (A) Eligible Receivables of the Borrowers LESS (B) the Dilution Reserve, PLUS

                   (ii) up to the lesser of (A) the sum of (a) 50%, subject to the provisions of Section 2.01(c) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory of the Borrowers (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") and (b) the product of (x) the Trade L/C Exposure for Inventory for which title has not yet passed to the Borrower TIMES (y) the Inventory Advance Rate, or
          (B) the greater of (a) $15,000,000 or (b) forty percent (40%) of the Borrowing Base Availability in the aggregate at any one time, MINUS

                   (iii)  the L/C Exposure, MINUS

                    (iv) during at least 1 month (as designated by the Borrowing Agent by written notice to the Administrative Agent at least 3 Business Days prior to the beginning of the month) in each of the 6 month periods of January to June and July to December, an amount equal to the outstanding principal balance of the Term Loans and during at least
          1 month (as so designated) during each of such periods, an amount equal to 60% of the outstanding principal balance of the Term Loans; PLUS

                (v)  Cash Collateral; MINUS

               (vi) such other reserves as the Administrative Agent may deem proper and necessary from time to time in its Permitted Discretion.

          (b) Each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to each Borrower in aggregate amounts outstanding at any time not greater than such Lender's Pro Rata Percentage of such Borrower's Individual Formula Amount less such Borrower's L/C Exposure.

          (c) The Advance Rates may be increased or decreased by the Administrative Agent at any time and from time to time in the exercise of its Permitted Discretion; PROVIDED, HOWEVER, that (i) any decrease in any Advance Rate shall only be effective on the fifth day after the Administrative Agent has given the Borrowing Agent notice of such decrease and (ii) any increase or decrease in the Receivables Advance Rate shall only apply to Eligible Receivables created and assigned to the Administrative Agent after such change in Advance Rate becomes effective, but any increase or decrease in the Inventory Advance Rate shall apply to all Eligible Inventory whether then owned or thereafter acquired. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Revolving Loans or Letters of Credit requested by the Borrowing Agent..

          (d) For purposes of calculating the Formula Amount, Individual Formula Amount, Eligible Inventory, and Eligible Receivables, the Receivables and Inventory acquired in any Permitted Acquisition shall not be included until such time as the Administrative Agent has performed an audit with results satisfactory to it in its Permitted Discretion.

     SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to
Section 2.03(a), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

          (b) Subject to Sections 2.15 and 2.17, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowing Agent may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings made by a Borrower having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

          (c) Notwithstanding any other provision of this Agreement, the Borrowing Agent shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

     SECTION 2.03. PROCEDURE FOR REVOLVING CREDIT BORROWINGS. (a) The Borrowing Agent on behalf of any Borrower may notify the Administrative Agent prior to 1:00 p.m., New York time, on a Business Day of a Borrower's request to make, on that day, a Revolving Credit Borrowing hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with the Administrative Agent, the Collateral Agent or Lenders, or any L/C Disbursement, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Credit Borrowing as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with the Administrative Agent, the Collateral Agent or Lenders, and such request shall be irrevocable. The Administrative Agent is hereby irrevocably authorized, in its sole discretion, to make Revolving Loans from time to time, or to charge Borrowers' Account, to pay any interest, fees or other amounts (including any L/C Disbursement) for which payment is due under this Agreement, or at any time after the occurrence of an Event of Default to cash collateralize the L/C Exposure.

          (b) Notwithstanding the provisions of Section 2.03(a) above, in the event a Borrower desires to make a Eurodollar Borrowing, the Borrowing Agent shall give the Administrative Agent at least three (3) Business Days' prior written notice, specifying (i) the date of the proposed Borrowing (which shall be a Business Day), (ii) the amount on the date of such Revolving Credit Borrowing, which amount shall be an integral multiple of $1,000,000, and (iii) the duration of the first Interest Period therefor. No Eurodollar Borrowing shall be made available to the Borrowers during the continuance of a Default or an Event of Default.

          (c) The Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Borrowing by its notice of borrowing given to the Administrative Agent pursuant to Section 2.03 (a) or by its notice of conversion given to the Administrative

Agent pursuant to Section 2.03(d), as the case may be. The Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to the Administrative Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Borrowing. If the Administrative Agent does not receive timely notice of the Interest Period elected by the Borrowing Agent, the applicable Borrower shall be deemed to have elected to convert to an ABR Loan, subject to Section 2.03(d) hereinbelow.

          (d) Provided that no Default or Event of Default shall have occurred and be continuing, the Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Loan, or on any Business Day with respect to ABR Loans, convert any such Loan into a Loan of another type in the same aggregate principal amount; PROVIDED that any conversion of a Eurodollar Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Loan. If a Borrower desires to convert a Loan, the Borrowing Agent shall give the Administrative Agent not less than three (3) Business Days' prior written notice to convert from an ABR Loan to a Eurodollar Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Loan to an ABR Loan, specifying the date of such conversion, the Loans to be converted and if the conversion is from an ABR Loan to a Eurodollar Loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Borrowings, in the aggregate.

     SECTION 2.04. DISBURSEMENT OF LOANS. All Loans shall be disbursed from whichever office or other place the Administrative Agent may designate from time to time and, together with any and all other Obligations of the Borrowers to the Administrative Agent, the Collateral Agent or Lenders, shall be charged to the Borrowers' Account on the Administrative Agent's books.
The Borrowers may use the Revolving Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Credit Borrowing requested by a Borrower or deemed to have been requested by or on behalf of a Borrower under Section 2.03(a) hereof shall, with respect to requested Revolving Credit Borrowings to the extent Lenders make such Revolving Credit Borrowings, be made available to such Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, in immediately available federal funds or other immediately available funds or, with respect to Revolving Credit Borrowings deemed to have been requested by the Borrowers, be disbursed to the Administrative Agent to be applied to the outstanding Obligations giving rise to such deemed request.

     SECTION 2.05. MANNER OF BORROWING AND PAYMENT. (a) Each Revolving Credit Borrowing shall be advanced according to the applicable Pro Rata Percentages of the Revolving Credit Lenders. The Term Loans shall be advanced pro rata by the Term Lenders.

          (b) Each payment (including each prepayment) by a Borrower on account of the principal of and interest on the Revolving Loans shall be applied to the Revolving Loans of such Borrower according to the applicable Pro Rata Percentages of the Revolving Credit Lenders. Each payment (including each prepayment) by Activision on account of the principal of and interest on the Term Loans, shall be made pro rata to the Term Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to the Administrative Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

          (c) (i) Notwithstanding anything to the contrary contained in Sections 2.03 or 2.05 (a) and (b) hereof, commencing with the first Business Day following the Closing Date, each Revolving Loan shall be advanced by the Administrative Agent and each payment by the Borrowers on account of Revolving Loans shall be applied first to those Revolving Loans advanced by the Administrative Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, the Administrative Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Loans made by the Administrative Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Loans during such preceding Week, then each Lender shall provide the Administrative Agent with immediately available funds in an amount equal to its applicable Pro
Rata Percentage of the difference between (w) such Revolving Loans and
(x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Loans during such Week exceeds the aggregate amount of new Revolving Credit Loans made during such Week, then the Administrative Agent shall provide each Lender with immediately available funds in an amount equal to its applicable Pro Rata Percentage of the difference between (y) such repayments and (z) such Revolving Loans.

                (ii) Each Lender shall be entitled to earn interest at the rate applicable to the rate on the outstanding Revolving Loans which it has funded.

               (iii) Promptly following each Settlement Date, the Administrative Agent shall submit to each Lender a certificate with respect to payments received and Revolving Loans made during the Week immediately preceding such Settlement Date. Such certificate of the Administrative Agent shall be conclusive in the absence of manifest error.

          (d) Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Pro Rata Percentage of the Revolving Loans available to the Administrative Agent, the Administrative Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to the

Administrative Agent on the next Settlement Date and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. The Administrative Agent will promptly notify the Borrowing Agent of its receipt of any such notice from a Lender. If such amount is made available to the Administrative Agent on a date after such next Settlement Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by the Administrative Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Administrative Agent by such Lender within three (3) Business Days after such Settlement Date, the Administrative Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving
Loans hereunder, on demand from the applicable Borrower; PROVIDED, HOWEVER, that the Administrative Agent's right to such recovery shall not prejudice or otherwise adversely affect the Borrower's rights (if any) against such Lender.

     SECTION 2.06. EVIDENCE OF DEBT. (a) Activision hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender holding Term Loans, the principal amount of each Term Loan of such Lender as provided in Section 2.12(a) and each Borrower hereby unconditionally and jointly and severably promises to pay to the Administrative Agent on the Revolving Credit Maturity Date (or earlier termination of the Revolving Credit Commitments) for the account of each Revolving Credit Lender, the then unpaid principal amount of each Revolving Loan made by such Lender to Borrowers.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers or any Subsidiary Guarantor and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be PRIMA FACIE evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

          (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrowers. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     SECTION 2.07. STATEMENT OF ACCOUNT. (a) The Administrative Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of the Borrowers in which shall be recorded the date and amount of each Borrowing, each L/C Disbursement and the date and amount of each payment in respect thereof; PROVIDED, HOWEVER, the failure by the Administrative Agent to record the date and amount of any Borrowing or L/C Disbursement shall not adversely affect the Administrative Agent or any Lender. Each month, the Administrative Agent shall send to the Borrowing Agent a statement showing the accounting for the Borrowings made, payments made or credited in respect thereof, and other transactions between the Administrative Agent and the Borrowers during such month. The monthly statements shall be deemed correct and binding upon the Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless the Administrative Agent receives a written statement of the Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by the Borrowers. The records of the Administrative Agent with respect to Borrowers' Account shall be conclusive evidence absent manifest error of the amounts of Loans and other charges thereto and of payments applicable thereto.

          (b) Any sums expended by the Administrative Agent or any Lender due to a Borrower's failure to perform or comply with its obligations under this Agreement or any Loan Document may be charged to Borrowers' Account as a Revolving Loan and added to the Obligations.

     SECTION 2.08. FEES. (a) The Borrowers jointly and severally agree to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "COMMITMENT FEE") equal to 1/2 of 1% per annum on the daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein.

          (b) The Borrowers jointly and severally agree to pay to the Administrative Agent and Collateral Agent, for its own account, the fees set forth in the Fee Letter at the times and in the amounts specified therein (the "AGENT FEES").

          (c) The Borrowers jointly and severally agree to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C PARTICIPATION FEE") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate equal to (x) in the case of the Standby L/C Exposure, 2.75% per annum, and (y) in the case of the Trade L/C Exposure, 1.375% per annum, and
(ii) to the Issuing Bank with respect to each Letter of Credit a fronting, issuance and drawing fee equal to .25% per annum on the face amount of all outstanding Letters of Credit, payable quarterly in arrears and on the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated (the "ISSUING BANK FEES"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

          (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.09.  INTEREST ON LOANS.  (a)  Subject to the provisions of
Section 2.10, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Base Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus 1.75% for Revolving Loans and the Alternate Base Rate plus 2.0% for Term Loans.

          (b) Subject to the provisions of Section 2.10, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 2.75% for Revolving Loans and the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 3.00% for Term Loans.

          (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          (d) In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by the Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to the Borrowers and the provisions hereof shall be deemed amended to provided for such permissible rate.

     SECTION 2.10. DEFAULT INTEREST. Upon and after the occurrence of an Event of Default and during the continuation thereof, (i) the Obligations other than Eurodollar Loans shall bear interest at the rate otherwise applicable to ABR Loans plus two percent (2%) per annum and (ii) Eurodollar Loans shall bear interest at the rate otherwise applicable to Eurodollar Loans plus two percent (2%) per annum (as applicable, the "Default Rate").

     SECTION 2.11. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments, and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on June 30, 1999, if the initial Credit Event shall not have occurred by such time.

          (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; PROVIDED, HOWEVER, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the sum of the Aggregate Revolving Credit Exposure at the time.

          (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

     SECTION 2.12. REPAYMENT OF BORROWINGS. (a) The Term Borrowings shall be payable as to principal in 10 consecutive installments payable on the last Business Day of March, June, September and December of each year, commencing on the last Business Day in December 1999 and ending on the Term Loan Maturity Date (each such date being called a "REPAYMENT DATE") and shall be due and payable in full on the date that the Revolving Credit Commitments terminate. Each installment shall be in an amount equal to $2,500,000, with the balance due and payable on the Term Loan Maturity Date or any earlier date that the Revolving Credit Commitments terminate.

          (b) Each payment of Term Borrowings pursuant to this Section 2.12 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

          (c) The Revolving Loans shall be due and payable in full on the Revolving Credit Maturity Date subject to earlier prepayment as herein provided.

          (d) With respect to any deposits in any lockbox or Blocked Account, the Borrowers recognize that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the Administrative Agent on the date received. In consideration of the Administrative Agent's agreement to conditionally credit Borrowers' Account as of the Business Day on which the Administrative Agent receives those items of payment, the Borrowers agree that, in computing the charges under this Agreement, all items of payment shall be deemed applied by the Administrative Agent on account of the Obligations on the Business Day the Administrative Agent receives such payments via wire transfer or electronic depository check. The Administrative Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to the Administrative Agent and the Administrative Agent may charge Borrowers' Account for the amount of any item of payment which is returned to the Administrative Agent unpaid.

          (e) All payments of principal, interest and other amounts payable hereunder, or under any of the other Loan Documents, shall be made to the Administrative Agent at the Payment Office not later than 1:00 P.M. (New York
Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to the Administrative Agent. The Administrative Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Revolving Loans as provided in Section 2.02(a) hereof.

          (f) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     SECTION 2.13. PREPAYMENT. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) in the case of Eurodollar Loans, or written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) on or prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 1:00 p.m., New York City time; PROVIDED, HOWEVER, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000.

          (b) Optional prepayments of Term Loans shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans.

          (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.13 shall be subject to Section 2.19 but otherwise without premium or penalty. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.14. MANDATORY PREPAYMENTS. (a) In the event of any termination of all the Revolving Credit Commitments in accordance with this Agreement, the Borrowers shall, on the effective date of such termination, repay or prepay all outstanding Revolving Credit Borrowings and Term Loans and replace all outstanding Letters of Credit and/or deposit an amount equal to 105% of the L/C Exposure in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties and/or provide an irrevocable letter of credit in form and substance reasonably acceptable to the Administrative Agent from a bank reasonably acceptable to the Administrative Agent. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure after giving effect thereto and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction or termination, then the Borrowers shall, on the effective date of such reduction or termination, repay or prepay Revolving Credit Borrowings and/or replace or cash collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess.

          (b) If on any date the Aggregate Revolving Credit Exposure shall exceed the Formula Amount, or the Revolving Loans to a Borrower plus the L/C Exposure of such Borrower shall exceed the Individual Formula Amount, the Borrowers shall on such date repay or prepay Revolving Credit Borrowings and/or replace or cash collateralize outstanding L/C Exposure in an amount sufficient to eliminate such excess. Any such excess amount shall constitute part of the Obligations and be secured by the Collateral.

          (c) Not later than the third Business Day following the completion of any Asset Sale, Activision shall apply an amount equal to 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans in accordance with Section 2.14(h).

          (d) In the event and on each occasion that an Equity Issuance occurs, Activision shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the occurrence of such Equity Issuance, apply 100% of the Net Cash Proceeds therefrom to prepay outstanding Term Loans in accordance with Section 2.14(h).

          (e) No later than the earlier of (i) 90 days after the end of each fiscal year of the Borrowers, commencing with the fiscal year ending on March 31, 2000, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.04(a), Activision shall prepay outstanding Term Loans in accordance with Section 2.14(h) in an aggregate principal amount equal to fifty percent (50%) of Excess Cash Flow for the fiscal year then ended.

          (f) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed of any Loan Party or any subsidiary of a Loan Party (including any Subordinated Debt but excluding any other Indebtedness for money borrowed permitted pursuant to Section 6.01), Activision shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans in accordance with Section 2.14(h).

          (g) In the event that there shall occur any Casualty or Condemnation and, pursuant to the applicable Mortgage, the Casualty Proceeds or Condemnation Proceeds, as the case may be, are required to be used to prepay the Term Loans, then Activision shall apply an amount equal to 100% of such Casualty Proceeds or Condemnation Proceeds, as the case may be, to prepay outstanding Term Loans in accordance with Section 2.14(h).

          (h) Mandatory prepayments of outstanding Term Loans under this Agreement shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans.

          (i) The Borrowing Agent shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.14, (i) a certificate signed by a Financial Officer of the Borrowing Agent setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.14 shall be subject to Section 2.19, but shall otherwise be without premium or penalty.

     SECTION 2.15. ILLEGALITY. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Loans) to make or maintain its Eurodollar Loans, the obligation of Lenders to make Eurodollar Loans hereunder shall forthwith be canceled and the Borrower shall, if any affected Eurodollar Loans are then outstanding, promptly upon request from the Administrative Agent, either pay all such affected Eurodollar Loans or convert such affected Eurodollar Loans into ABR Loans. If any such payment or conversion of any Eurodollar Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Loan, the Borrowers shall pay the Administrative Agent upon the Administrative Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any Lender to the Borrowing Agent shall be conclusive absent manifest error.

     SECTION 2.16. INCREASED COSTS. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include the Administrative Agent or any Lender and any corporation or bank controlling the Administrative Agent or any Lender) and the office or branch where the Administrative Agent or any Lender (as so defined) makes or maintains any Eurodollar Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

          (a) subject the Administrative Agent or any Lender to any tax of any kind whatsoever not currently applicable with respect to this Agreement or any Loan Document or change the basis of taxation of payments to the Administrative Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (except for any imposition or changes in the rate of tax on the overall net income of the Administrative Agent or any Lender by the jurisdiction in which it maintains its principal office);

          (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, Loans or loans by, or other credit extended by, any office of the Administrative Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (c) impose, modify or hold applicable on the Administrative Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Loan Document;

and the result of any of the foregoing is to increase the cost to the Administrative Agent or any Lender of making, renewing or maintaining its Loans hereunder by an amount that the Administrative Agent or such Lender reasonably deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that the Administrative Agent or such Lender reasonably deems to be material, then, in any case the Borrowers shall promptly pay the Administrative Agent or such Lender, upon its demand, such additional amount as will compensate the Administrative Agent or such Lender for such additional cost or such reduction, as the case may be, PROVIDED that the foregoing shall not apply to increased costs which are reflected in the Adjusted LIBO Rate. The Administrative Agent or such Lender shall certify the amount of such additional cost or reduced amount to the Borrowers, and such certification shall be conclusive absent manifest error.

     SECTION 2.17. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. In the event that the Administrative Agent or any Lender shall have determined that:

          (a) reasonable means do not exist for ascertaining the LIBO Rate for any Interest Period; or

          (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Loan, a proposed Eurodollar Borrowing, or a proposed conversion of an ABR Loan into a Eurodollar Loan;

then the Administrative Agent shall give the Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Loan shall be made as an ABR Borrowing, unless the Borrowing Agent shall notify the Administrative Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed Borrowing, that its request for such Borrowing shall be canceled,
(ii) any ABR Loan or Eurodollar Loan which was to have been converted to an affected type of Eurodollar Loan shall be continued as or converted into an ABR Loan, or, if the Borrowing Agent shall notify the Administrative Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Loan and (iii) any outstanding affected Eurodollar Loans shall be converted into an ABR Loan, or, if Borrower shall notify the Administrative Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Loan, shall be converted into an unaffected type of Eurodollar Loan on the last Business Day of the then current Interest Period for such affected Eurodollar Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Loan or maintain outstanding affected Eurodollar Loans and the Borrowers shall not have the right to convert an ABR Loan or an unaffected type of Eurodollar Loan into an affected type of Eurodollar Loan.

     SECTION 2.18. CAPITAL ADEQUACY. In the event that the Administrative Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Administrative Agent or any Lender (for purposes of this Section 2.18, the term "Lender" shall include the Administrative Agent or any Lender and any corporation or bank controlling the Administrative Agent or any Lender) and the office or branch where the Administrative Agent or any Lender (as so defined) makes or maintains any Eurodollar Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Administrative Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which the Administrative Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Administrative Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by the Administrative Agent or any Lender to be material, then, from time to time, the Borrowers shall pay upon demand to the Administrative Agent or such Lender such additional amount or amounts as will compensate the Administrative Agent or such Lender for such reduction. In determining such amount or amounts, the Administrative Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section shall be available to the Administrative Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Administrative Agent or a Lender setting forth such amount or amounts as shall be necessary to compensate the Administrative Agent or such

Lender with respect to this Section 2.18 when delivered to the Borrowing Agent shall be conclusive absent manifest error.

     SECTION 2.19. INDEMNITY. The Borrowers shall jointly and severally indemnify the Administrative Agent, the Collateral Agent and each Lender against any loss or expense that the Administrative Agent, the Collateral Agent and such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under
Section 2.10) not being made after notice of such Loan shall have been given by the Borrowing Agent hereunder (any of the events referred to in this clause (a) being called a "BREAKAGE EVENT") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.19 shall be delivered to the Borrowers and shall be conclusive absent manifest error.

     SECTION 2.20. PRO RATA TREATMENT. Each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees and L/C Participation Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.21. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Term Loans and Revolving Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Term Loans and Revolving Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Term Loans and Revolving Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Term Loans and Revolving Loans and L/C Exposure and participations in Term Loans and Revolving Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Term Loans and Revolving Loans and L/C Exposure then outstanding as the principal amount of its Term Loans and Revolving Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Term Loans and Revolving
Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that if any such purchase or purchases or adjustments shall be made pursuant to this Section
2.21 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Term Loan or Revolving
Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

     SECTION 2.22. PAYMENTS. Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.23. TAXES. (a) Any and all payments by or on account of any obligation of the Borrowers or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if a Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrowers shall jointly and severally indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowing Agent by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers or any other Loan Party to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowing Agent (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate, PROVIDED that such Foreign Lender has received written notice from the Borrowing Agent advising it of the availability of such exemption or reduction and supplying all applicable documentation.

     SECTION 2.24. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO MITIGATE. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.16, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrowers are required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.23, the Borrowers may, at their sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank), which consent shall not unreasonably be withheld, and (z) the Borrowers or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.15 and Section 2.16); PROVIDED FURTHER that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.16 or notice under Section 2.15 or the amounts paid pursuant to Section 2.23, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.23, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

          (b) If (i) any Lender or the Issuing Bank shall request compensation under Section 2.16, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrowers are required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to
Section 2.23, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrowers or
(y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.16 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.23, as the case may be, in the future. The

Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

     SECTION 2.25. DEFAULTING LENDER. (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Revolving Credit Borrowing or reimbursement for drawings under Letters of Credit or (y) notifies either the Administrative Agent or the Borrowers that it does not intend to make available its portion of any Revolving Credit Borrowing or reimbursement (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "LENDER DEFAULT"), all rights and obligations hereunder of such Lender (a "DEFAULTING LENDER") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.25 while such Lender Default remains in effect.

          (b) Revolving Credit Borrowings shall be incurred pro rata from Lenders (the "NON-DEFAULTING LENDERS") which are not Defaulting Lenders based on their respective Pro Rata Percentages, and no Pro Rata Percentage of any Lender or any Pro Rata Percentage of any Revolving Credit Borrowings required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Revolving Loans shall be applied to reduce the applicable Revolving Loans of each Lender pro rata based on the aggregate of the outstanding Revolving Loans of that type of all Lenders at the time of such application; PROVIDED that such amount shall not be applied to any Revolving Loans of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Revolving Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Pro Rata Percentage of all Revolving Loans then outstanding.

          (c) A Defaulting Lender shall not be entitled to give instructions to the Administrative Agent or the Collateral Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Loan Documents. All amendments, waivers and other modifications of this Agreement and the Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Loans outstanding.

          (d) Other than as expressly set forth in this Section 2.25, the rights and obligations of a Defaulting Lender (including the obligation to indemnify the Administrative Agent or the Collateral Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.25 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrowers, the Administrative Agent, the

Collateral Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

          (e) In the event a Defaulting Lender retroactively cures to the satisfaction of the Administrative Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

     SECTION 2.26. LETTERS OF CREDIT. (a) The Borrowing Agent on behalf of a Borrower may request the issuance of a Letter of Credit for its own account or the account of a Borrower, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

          (b) In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrowing Agent shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) the Administrative Agent's form of letter of credit application or the Issuing Bank's form of Letter of Credit Application, completed to the satisfaction of the Administrative Agent or the Issuing Bank, respectively, or a notice identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $80,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the lesser of (x) the Total Revolving Credit Commitment, and (y) the Formula Amount in effect at such time and (iii) the outstanding principal amount of Revolving Loans of any Borrower plus such Borrower's L/C Exposure shall not exceed the Borrower's Individual Formula Amount.

          If the Issuing Bank is not the Administrative Agent, the Administrative Agent will notify the Issuing Bank via phone, confirmed by telecopy, of changes in availability to issue Letters of Credit under the facility, and the Issuing Bank will notify the Administrative Agent via phone, confirmed by telecopy, of any changes in outstanding balances of Letters of Credit it has issued. No new Letter of Credit shall be issued, and no existing Letter of Credit shall be amended, renewed or extended, by the Issuing Bank until the Administrative Agent shall have approved, via phone, confirmed by telecopy, such issuance, amendment, renewal or extension.

          (c) No Letter of Credit shall be issued with a stated expiration date or latest maturity date of the accepted draft if a usance letter of credit later than the earlier of (i) the close of business on the date that is five Business Days prior to the Revolving Credit Maturity Date and (ii) the close of business on the date that is (x) 270 days after the date of issuance of such Letter of Credit in the case of a Trade Letter of Credit and
(y) 12 months after the date of issuance of such Letter of Credit in the case of a Standby Letter of Credit. Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date or latest maturity date in the case of usance drafts not later than five Business Days prior to the Revolving Credit Maturity Date. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuing Bank and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrowers (or, if applicable, another party pursuant to its obligations under any other Loan Document). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) All disbursements or payments with respect to Letters of Credit shall be deemed to be Revolving Credit Borrowings consisting of ABR Revolving Loans and shall bear interest at the ABR Rate.

          (f) The Borrowers' obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

            (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

           (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, setoff, defense or other right that a Borrowers, any other party guaranteeing, or otherwise obligated with, such Borrowers, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

           (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

           (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

     Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

          (g) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrowing Agent of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.

          (h) The Issuing Bank may resign at any time by giving 90 days' prior written notice to the Administrative Agent, the Lenders and the Borrowers but such resignation shall not be effective until a successor is appointed. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.08(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

          (i) If any Event of Default shall occur and be continuing, the Borrowers shall, on the Business Day the Borrowing Agent receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) of an Event of Default and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to 105% of the L/C Exposure as of such date or provide one or more letters of credit, in form and substance reasonably satisfactory to the Administrative Agent and from a bank acceptable to the Administrative Agent for such amount in lieu of or to replace such cash deposit. Such deposit or letter of credit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obigations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

          (j) The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Loan Documents to the term "Issuing Bank" shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank.

          (k) The Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder, and on the Closing Date each Revolving Credit Lender shall be deemed to have been granted and acquired a participation therein pursuant to paragraph (d) above.

          (l) In connection with the issuance of any Letter of Credit, the Borrowers shall jointly and severally indemnify, save and hold the Administrative Agent, each Lender and each Issuing Bank harmless from any loss, cost, expense or liability, including, without limitation, payments made by the Administrative Agent, any Lender or any Issuing Bank and expenses and reasonable attorneys' fees incurred by the Administrative Agent, any Lender or Issuing Bank arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. The Borrowers shall be bound by the Administrative Agent's or any Issuing Bank's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' Account, although this interpretation may be different from its own; and neither the Administrative Agent, nor any Lender, nor any Issuing Bank nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following the applicable Borrowers' instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for the Administrative Agent's, any Lender's, any Issuing Bank's or such correspondents' willful misconduct or gross negligence.

          (m) If the Administrative Agent is not the Issuing Bank of any Letter of Credit, Borrower shall authorize and direct the Issuing Bank to deliver to the Administrative Agent all instruments, documents, and other writings and property received by the Issuing Bank pursuant to the Letter of Credit and to accept and rely upon the Administrative Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit and the application therefor

          (n) In connection with all Letters of Credit issued or caused to be issued by the Administrative Agent under this Agreement, each Borrower hereby appoints the Administrative Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("CUSTOMS") in the name of such Borrower or the Administrative Agent or the Administrative Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or the Administrative Agent's, or in the name of the Administrative Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither the Administrative Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for the Administrative Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

     SECTION 2.27. BORROWING AGENCY PROVISIONS. (a) Each Borrower hereby irrevocably designates the Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes the Administrative Agent to pay over or credit all loan proceeds hereunder in accordance with the request of the Borrowing Agent.

          (b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. Neither the Administrative Agent, the Collateral Agent, nor any Lender shall incur liability to any Borrower as a result thereof. To induce the Administrative Agent, the Collateral Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies the Administrative Agent, the Collateral Agent and each Lender and holds the Administrative Agent, the Collateral Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Administrative Agent, the Collateral Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided herein, reliance by the Administrative Agent, the Collateral Agent or any Lender on any request or instruction from the Borrowing Agent or any other action taken by the Administrative Agent, the Collateral Agent or any Lender with respect to this
Section 2.27, except due to willful misconduct or gross (not mere) negligence by the indemnified party.

          (c) Subject to Section 2.29, all Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by the Administrative Agent, the Collateral Agent or any Lender to any Borrower, failure of the Administrative Agent, the Collateral Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of the Administrative Agent, the Collateral Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by the Administrative Agent, the Collateral Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.

     SECTION 2.28. WAIVER OF SUBROGATION. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

     SECTION 2.29.  BORROWER GUARANTEE AGREEMENT.  The Obligations of the

Borrowers as joint and several obligors shall be subject to all the terms, conditions, waivers and agreements contained in the Borrower Guarantee Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     The Borrowers represent and warrant to the Administrative Agent, the Collateral Agent, the Issuing Bank and each of the Lenders that:

     SECTION 3.01. ORGANIZATION; POWERS. The Borrowers and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder.

     SECTION 3.02.  AUTHORIZATION.  The execution, delivery and performance by
(a) each of Activision and Sub of the Merger Agreement and (b) each Loan
Party of each of the Loan Documents and the consummation of the transactions contemplated by the Merger Agreement and the Loan Documents (including the borrowings hereunder) (collectively, the "TRANSACTIONS") (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (x) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which any Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound,
(y) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or
(z) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Borrowers or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

     SECTION 3.03. ENFORCEABILITY. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document when executed and delivered by the each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

     SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (i) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (ii) recordation of the Mortgages and (iii) such as have been made or obtained and are in full force and effect.

     SECTION 3.05. FINANCIAL STATEMENTS. (a) The Borrowers have heretofore furnished to the Lenders Activision's consolidated balance sheets and statements of income, stockholder's equity and cash flows (i) as of and for the fiscal year ended March 31, 1998, audited by and accompanied by the opinion of KPMG Peat Marwick LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended December 31, 1998, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations and cash flows of Activision and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Activision and its consolidated Subsidiaries as of the dates thereof required to be disclosed therein in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

          (b) Activision has heretofore delivered to the Lenders its unaudited pro forma consolidated balance sheet and statements of income, stockholder's equity and cash flows as of March 31, 1999, prepared giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such other financial statements, on the first day of the 12-month period ending on such date.
Such pro forma financial statements have been prepared in good faith by the Borrowers, based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions are believed by the Borrowers on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Borrowers as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and presents fairly on a pro forma basis the estimated consolidated financial position of Activision and its consolidated Subsidiaries as of such date and for such period, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

     SECTION 3.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the business, results of operations, property, condition (financial or otherwise) or prospects of the Borrowers and the Subsidiaries, taken as a whole, since December 31, 1998.

     SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of the Borrowers and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and tangible assets (including all Mortgaged Property), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

          (b) Each of the Borrowers and the Subsidiaries has complied in all material respects with all obligations under all material leases or warehousing agreements to which it is a party and all such leases or warehousing agreements are in full force and effect. Each of the Borrowers and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

          (c) No Borrower has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

          (d) No Borrower nor any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

     SECTION 3.08. SUBSIDIARIES. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of the Borrowers or their Subsidiaries therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the applicable Borrower or Subsidiary, directly or indirectly, free and clear of all Liens, other than Liens in favor of the Collateral Agreement, Liens under the Existing Credit Agreement and Liens disclosed in Schedule 6.02.

     SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on Schedule 3.09, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrowers, threatened against or affecting any Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

          (b) Neither any Borrower nor any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. AGREEMENTS. (a) Neither any Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (b) Neither any Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any Material Contract, where such default could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) Neither the Borrowers nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

          (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

     SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither any Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.13. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

     SECTION 3.14. TAX RETURNS. Each of the Borrowers and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the applicable Borrowers or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

     SECTION 3.15. NO MATERIAL MISSTATEMENTS. None of (a) the Confidential Information Memorandum or (b) any other written information, report, financial statement, exhibit or schedule furnished by the Borrowers to the Administrative Agent or any Lender in connection with the Loan Documents or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; PROVIDED that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrowers represent only that they acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

     SECTION 3.16. EMPLOYEE BENEFIT PLANS. (a) Each of the Borrowers and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Borrowers or any of their ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of all such underfunded Plans.

          (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Borrowers, any Affiliates or any of their directors, officers, employees or agents has engaged in a transaction that subjects any Borrower or any of its Subsidiaries, directly or indirectly, to a material tax or civil penalty. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to the Lenders in respect of any unfunded liabilities in accordance with applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities, with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any Borrower or any of its Affiliates with respect to any Foreign Pension Plan that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     SECTION 3.17. ENVIRONMENTAL MATTERS. Except as set forth in Schedule
3.17:

          (a) The properties owned or operated by the Borrowers and the Subsidiaries (the "PROPERTIES") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (b) The Properties and all operations of the Borrowers and the Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

          (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of the Borrowers or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (d) Neither any Borrowers nor any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of any Borrowers or the Subsidiaries or with regard to any person whose liabilities for environmental matters any Borrower or any Subsidiary has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrowers or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

          (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Borrowers or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.18. INSURANCE. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrowers or by the Borrowers for their Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The

Borrowers and their Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

     SECTION 3.19. SECURITY DOCUMENTS. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent (or in the case of Foreign Subsidiaries in Germany, the Netherlands and the United Kingdom, when pledge agreements complying with applicable foreign laws are executed and delivered), the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

          (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by
Section 6.02.

          (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof).

          (d) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the appropriate offices in the jurisdictions in which the Mortgaged Properties are located the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

          (e) The UK Charge Documents are effective to create in favor of Activision a legal, valid and enforceable security interest in and charge over the personal property assets of UK Sub described therein and, when ______ are filed in _____, such UK Charge Documents shall constitute a fully perfected Lien on, and security interest on all right, title and interest of UK Sub in such personal property assets prior and superior in right to any other person.

     SECTION 3.20. LOCATION OF REAL PROPERTY AND LEASED PREMISES.
(a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned by the Loan Parties and the addresses thereof. The Loan Parties own in fee all the real property set forth on Schedule 3.20(a).

          (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Loan Parties and all locations of Collateral and the addresses thereof. The Loan Parties have valid leases in or valid warehouse agreements with respect to all the real property set forth on Schedule 3.20(b) except to the extent set forth on such Schedule.

     SECTION 3.21. LABOR MATTERS. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against any Borrower or any Subsidiary pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of any Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrowers or any Subsidiary, or for which any claim may be made against any Borrowers or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower or any Subsidiary is bound.

     SECTION 3.22. SOLVENCY.   Immediately after the consummation of the
Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

     SECTION 3.23. YEAR 2000. No further programming or reprogramming is required to permit the proper functioning, in and following the year 2000, of
(a) the Borrowers' and their Subsidiaries' computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrowers' or their Subsidiaries' systems interface). The cost to the Borrowers and their Subsidiaries of the reasonably foreseeable consequences of the year 2000 to the Borrowers and their Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Material Adverse Effect. The computer and management information systems of the Borrowers and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrowers and its Subsidiaries to conduct their business without Material Adverse Effect.

     SECTION 3.24. LETTERS OF CREDIT. The Existing Letters of Credit are the only letters of credit issued for the account of the Borrowers or any of its Domestic Subsidiaries that are outstanding immediately prior to the Closing Date.



                                     ARTICLE IV


                               CONDITIONS OF LENDING

     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:


SECTION 4.01. ALL CREDIT EVENTS. On the date of each Borrowing, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "CREDIT EVENT"):

          (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by
Section 2.26(b).

          (b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall have been true and correct as of such earlier date.

          (c) The Borrowers and each other Loan Party shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing, or would exist after giving effect to the Loan to be made or Letter of Credit to be issued on such date.

     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

     SECTION 4.02. FIRST CREDIT EVENT. On the Closing Date (or, as specifically indicated below, prior to the date hereof):

          (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Robinson Silverman Pearce Aronsohn & Berman LLP, counsel for the Loan Parties, substantially to the effect set forth in Exhibit I-1, and (ii) each local counsel listed on Schedule 4.02(a), substantially to the effect set forth in
Exhibit I-2, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrowers hereby request such counsel to deliver such opinions.

          (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent.

          (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
(B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and
(D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request; and the Administrative Agent shall have received equivalent documents with respect to UK Sub, and the charter documents (or commercial register excerpts thereof) of each Foreign Subsidiary whose stock is to be pledged under the Pledge Agreement.

          (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrowers, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of
Section 4.01.

          (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date (each of which may be funded out of the initial Loans), including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

          (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Equity Interests of the Subsidiaries and all instruments, including the Intercompany Note, pledged thereunder shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares or such instruments accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent or such other action shall have been taken under applicable laws to perfect the pledge; PROVIDED that to the extent to do so would cause adverse tax consequences to the Borrowers, (i) neither any Borrower nor any Domestic Subsidiary shall be required to pledge more than 65% of the voting stock of any Foreign Subsidiary and (ii) no Foreign Subsidiary shall be required to pledge the capital stock of any of its Subsidiaries.

          (g) The Security Agreement shall have been duly executed by the parties thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date. Each document (including without limitation any Uniform Commercial Code financing statement) required by this Agreement or the other Loan Documents, or under law, or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, registered, or recorded in order to create, in favor of the Collateral Agent, a perfected security interest in or Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and the Administrative Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

          (h) Prior to the date hereof, the Collateral Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties and UK Sub in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to Receivables and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Collateral Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.02 or have been released.

          (i) The Collateral Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of each Loan Party.

          (j) The Administrative Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts, in form and substance satisfactory to the Administrative Agent.


          (k) Each of the Borrower Guarantee Agreement, the Subsidiary Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

          (l) The Administrative Agent shall have received such information as is required to calculate the Formula Amount.

          (m) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent.

          (n) The Merger shall have been consummated or shall be consummated simultaneously with the initial Credit Event on the Closing Date, in compliance with applicable laws and in all material respects in accordance with the terms of the relevant documentation therefor, including the Merger Agreement and the related schedules and attachments thereto in the form in which they were initially executed (and without the waiver or amendment of any such terms, except as shall be approved by the Required Lenders (which approval shall not be unreasonably withheld)).

          (o) No litigation, investigation or proceeding before or by any arbitrator or Governmental Agency shall be continuing or threatened against the Borrowers or any of its Subsidiaries or any of their officers or directors, (A) in connection with the Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lenders, is deemed material or
(B) which could, in the opinion of Lenders, reasonably be expected to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature preventing or restricting the conduct of the business of any Borrower or any of its Material Subsidiaries or consummation of the Transactions shall have been entered by any Governmental Agency.

          (p) Prior to the date hereof, the Lenders shall have received (i) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Activision for each of the fiscal years ended on March 31, 1996, 1997 and 1998, and of Expert for each of the fiscal years ended on December 31, 1996, 1997 and 1998, and (ii) unaudited consolidated and consolidating balance sheets and related statements of income, stockholders' equity and cash flows of Activision and Expert for each subsequent fiscal quarter, if any, ended 30 days prior to the Closing Date, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

          (q) All principal, premium, if any, interest, fees and other amounts due and owing under the Existing Credit Agreement shall have been paid in full with the proceeds of the initial Loans (and satisfactory arrangements shall have been made to replace or continue under this Agreement all letters of credit outstanding thereunder), the commitments thereunder terminated and all guarantees and security in support thereof released, and the Administrative Agent shall have received reasonably satisfactory evidence thereof, and after giving effect to the Transactions and the other transactions contemplated hereby, the Borrowers and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (i) the Loans and Letters of Credit hereunder and (ii) the Indebtedness listed on Schedule 6.01.

          (r) After giving pro forma effect to the Transactions, and after adding back non-cash prepayments of royalties, the Adjusted EBITDA of Activision and its consolidated Subsidiaries for the four-quarter period ending March 31, 1999, shall be at least $55,000,000.

          (s) The Administrative Agent shall have received a Financial Condition Certificate in the form of Exhibit L.

          (t) Prior to the date hereof the Administrative Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, general intangibles, intellectual property and equipment of the Borrowers, received satisfactory trade references and completed a satisfactory review of all books and records of the Borrowers.

          (u) Prior to the date hereof, the Lenders shall have received a copy of pro forma financial statements after giving effect to the Loans and the Transactions, which shall be satisfactory in all respects to Lenders, and projections for the Loan Parties through the Revolving Credit Maturity Date demonstrating the Borrowers' ability to comply with this Agreement.

          (v) The Administrative Agent shall have received written instructions from the Borrowers directing the application of the proceeds of the Borrowings to be made on the Closing Date.

          (w) Since December 31, 1998, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and no representations made or information supplied to the Administrative Agent or the Lenders shall have proven to be inaccurate or misleading in any material respect.

          (x) The Administrative Agent shall have received landlord, mortgagee, warehouseman or laboratory pledgeholder agreements with respect to all premises leased by any Loan Party or at which any Inventory is located or appropriate reserves shall have been established.

          (y) After giving effect to the Loans to be made on the Closing Date and the payment of all fees, costs and expenses in connection with the Transactions, and to the Existing Letters of Credit, the Borrowers shall have Undrawn Availability of at least $5,000,000 in the aggregate.

          (z) The Lenders shall be mutually acceptable to the Administrative Agent, the Syndication Agent and Activision.


                                     ARTICLE V


                               AFFIRMATIVE COVENANTS

     The Borrowers covenant and agree with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each Borrower will, and will cause each of the Subsidiaries to:

     SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

          (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated or in a manner reasonably related to present operations; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 5.02. INSURANCE. The Loan Parties shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At the cost and expense of the Loan Parties in amounts and with carriers reasonably acceptable to the Administrative Agent, the Loan Parties shall (a) keep all insurable properties and properties in which any Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the business of the Loan Parties including, without limitation, business interruption insurance and marine and air cargo insurance, (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the business of the Loan Parties insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; (e) furnish the Administrative Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance reasonably satisfactory to the Administrative Agent, naming the Administrative Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clause (a), and providing (A) that all proceeds thereunder shall be payable to the Administrative Agent,
(B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days' prior written notice is given to the Administrative Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by the Administrative Agent and the applicable Loan Party to make payment for such loss to the Administrative Agent and not to such Loan Party and Administrative Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and the Administrative Agent jointly, the Administrative Agent may endorse such Loan Party's name thereon and do such Loan Party other things as the Administrative Agent may deem advisable to reduce the same to case.
Following the occurrence of an Event of Default, the Administrative Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b). All loss recoveries received by the Administrative Agent upon any such insurance prior to the occurrence of an Event of Default shall be applied to the Revolving Loans. Any surplus shall be paid by the Administrative Agent to Borrowers or applied as may be otherwise required by law.

     SECTION 5.03. OBLIGATIONS AND TAXES. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrowers shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

     SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrowers, furnish to the Administrative Agent and each Lender:

     (a) within 90 days after the end of each fiscal year, its consolidated and consolidating balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition and Activision and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year The consolidated financial statements shall be audited by KPMG Peat Marwick LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Activision and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP.
In addition, Development Costs and the amortization of Development Costs for such year shall be identified explicitly in the audited financial statements or in the notes thereto;

     (b) within 45 days after the end of each fiscal quarter of each fiscal year, the consolidated and consolidating balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of Activision and its consolidated Subsidiaries, and of the Loan Parties as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Loan Parties and Activision and its consolidated Subsidiaries in accordance with GAAP, subject to normal year-end audit adjustments;

     (c) within 20 days after the end of each month, the consolidated and consolidating balance sheet and related statements of income, stockholder's equity and cash flows showing the financial condition of the Loan Parties and of Activision and its consolidated Subsidiaries as of the close of such fiscal month and the results of its operations and the operations of such Subsidiaries and of the Loan Parties during such fiscal month and the then elapsed portion of such fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Loan Parties and of Activision and its consolidated Subsidiaries in accordance with GAAP, subject to normal year-end audit adjustments;

     (d) concurrently with the delivery of financial statements under paragraph (b) above, a report in reasonable detail of amounts accrued and paid during such quarter for royalties and fees under license, distribution or development agreements, in a form reasonably satisfactory to the Administrative Agent.

     (e) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm (in the case of paragraph (a)) or Financial Officer (in the case of paragraph (b)) opining on or certifying such statements

(which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.08, 6.09, 6.10, 6.11, 6.12 and 6.13 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, setting forth the Borrowers' calculation of Excess Cash Flow;

     (f)  [intentionally omitted]

     (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Activision or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

     (h) promptly after the receipt thereof by any Borrower or any of its Subsidiaries, a copy of any "management letter" (whether in draft or final form) received by any such person from its certified public accountants and the management's responses thereto; and

     (i) each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) above, the Borrowers shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrowers (i) setting forth the information required pursuant to Sections 1-4, 6 and 9 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     (j) on or before the fifteenth (15th) day of each month as and for the prior month (a) a Schedule of Receivables, (b) a Schedule of Payables and (c) Inventory reports. In addition, the Borrowers will deliver to the Administrative Agent at least once every two weeks (or more frequently at the option of the Borrowers) or as the Administrative Agent may require, (i) confirmatory assignment schedules, (ii) remittance schedules and (iii) schedules of credits to Receivables, each certified as complete and correct by a Financial Officer of the Borrowers. Borrowers shall also deliver to the Administrative Agent at such intervals as the Administrative Agent may require: (i) copies of Customer invoices (ii) evidence of shipment or delivery and (iii) such further schedules, documents and/or information regarding the Collateral as the Administrative Agent may require including, without limitation, trial balances and test verifications.
 The Administrative Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form reasonably satisfactory to the Administrative Agent and executed by the Borrowers and delivered to the Administrative Agent from time to time solely for the Administrative Agent's convenience in maintaining records of the Collateral, and any Borrower's failure to deliver any of such items to the Administrative Agent shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien with respect to the Collateral.

     (k) no later than forty-five (45) days after the beginning of each fiscal year commencing with the fiscal year ending March 31, 2001, a month by month projected operating budget and cash flow of Activision and of the Loan Parties for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by a Financial Officer of the Borrowers to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared. In addition, concurrently with the delivery of the financial statements referred to in clauses (a), (b) and (c) above the Borrowers will deliver a written report summarizing all material variances from the budgets submitted by the Borrowers and a discussion and analysis by management with respect to such variances.

     (l) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrowers or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to the
Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

     (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

     (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

     (d) any event of default or event which, with notice or lapse of one or both would constitute an event of default under the Convertible Subordinated Note Documents or any agreement with respect to Subordinated Debt;

     (e) all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral, including, without limitation, any Loan Party's reclamation or repossession of, or the returns to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor; and

     (f) any breach or default under any agreement under which a Loan Party is the licensee or distributor or any notice of intent to terminate any such agreement.

     SECTION 5.06. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of any Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrowers in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrowers setting forth details as to such ERISA Event and the action, if any, that the Borrowers propose to take with respect thereto.

     SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrowers or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrowers or any Subsidiary with the officers thereof and independent accountants therefor.

     SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

     SECTION 5.09. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; PROVIDED, HOWEVER, that neither any Borrowers nor any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     SECTION 5.10. PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrowers, an environmental site assessment report for the Properties which are the subject of such Default prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

     SECTION 5.11. AUDITS. From time to time upon the request of the Collateral Agent or the Required Lenders through the Administrative Agent, permit the Collateral Agent or the Lenders to conduct evaluations and appraisals of (a) the Borrowers' practices in the computation of the Borrowing Base and (b) the assets included in the Borrowing Base. In connection therewith, Borrowers shall pay the costs of the Collateral Agent's auditors in accordance with the Agent's Fee Letter.

     SECTION 5.12. FURTHER ASSURANCES. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents and the UK Charge Documents. The Borrowers will cause any subsequently acquired or organized Domestic Subsidiary which is a Material Subsidiary and any other Domestic Subsidiary which becomes a Material Subsidiary to execute a Subsidiary Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent. If any new Domestic Subsidiary is to become a Borrower hereunder, it will execute and deliver a Joinder Agreement and the Borrower Guarantee

Agreement, Indemnity, Subrogation and Contribution Agreement and the Security Agreement; PROVIDED, HOWEVER, that any new Borrower's Receivables and Inventory may not be included in calculating the Formula Amount or Individual Formula Amount until the Administrative Agent has completed its audit with respect thereto with results satisfactory to it in its Permitted Discretion. In addition, from time to time, the Borrowers will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of the assets and properties of the Loan Parties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrowers and their Domestic Subsidiaries (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Collateral Agent, and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section. The Borrowers agree to provide such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien.

     SECTION 5.13 GOVERNMENT RECEIVABLES. Notify the Administrative Agent immediately if any Receivables arise out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them and take all steps necessary to protect the Collateral Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to the Administrative Agent appropriately endorsed any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and the United States, any state or any department, agency of instrumentality of any of them.

     SECTION 5.14 INTELLECTUAL PROPERTY. (a) Each Loan Party shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on the exhibits to the Security Agreement within thirty (30) days of the date of this Agreement. Each Loan Party shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional material intellectual property rights developed or acquired by such Loan Party from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such exhibits, when such Loan Party reasonably determines that such registration is appropriate; PROVIDED that such Loan Party shall in any case register such additional patents, and/or copyrights as are developed or obtained in connection with any product accounting for more than five percent (5%) of such Loan Party's gross revenues in any calendar quarter. Notwithstanding the foregoing, each Loan Party shall only be required to register trademarks when such Loan Party reasonably determines that such registration is appropriate.

     (b) Each Loan Party shall execute and deliver such additional instruments and documents from time to time as the Collateral Agent shall reasonably request to perfect the Collateral Agent's security interest in the Collateral consisting of Intellectual Property (as defined in the Security Agreement).

     (c) Each Loan Party shall (i) protect, defend and maintain the validity and enforceability of the Intellectual Property, (ii) use commercially reasonable efforts to detect infringements of the Intellectual Property and promptly advise the Administrative Agent in writing of material infringements detected, and (iii) not allow any Intellectual Property to be abandoned, forfeited or dedicated to the public without the written consent of the Required Lenders, which shall not be unreasonably withheld.

     (d) The Collateral Agent shall have the right, but not the obligation, to take, at Borrowers' sole expense, any actions that Borrowers are required to take under this Section, but fail to take, after fifteen (15) days' notice to Borrowers. Borrowers shall reimburse and indemnify the Administrative Agent for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

     SECTION 5.15 BLOCKED ACCOUNTS. All proceeds of Collateral shall, at the direction of the Administrative Agent, be deposited by the Loan Parties into a lock box account, dominion account or such other "blocked account" ("Blocked Accounts") with PNC or another bank reasonably acceptable to the Administrative Agent, that enters into a Lock Box Agreement with the Administrative Agent in form and substance acceptable to the Administrative Agent. Each Loan Party shall issue to the institution with which the Blocked Accounts are maintained an irrevocable letter of instruction directing said bank to transfer such funds so deposited in accordance with a notice from the Administrative Agent to the Administrative Agent, either to any account maintained by the Administrative Agent at said bank or by wire transfer to appropriate account(s) of the Administrative Agent. All funds deposited in such Blocked Accounts shall immediately become the property of the Administrative Agent and Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited (except any rights of PNC as a Lender hereunder). Neither the Administrative Agent, the Collateral Agent nor any Lender assumes any responsibility for such "blocked account" arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, the Administrative Agent may establish depository accounts (the "Depository Accounts") in the name of the Administrative Agent at a bank or banks for the deposit of such funds and the Loan Parties shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts in lieu of depositing same to the Blocked Accounts.

          All funds in the Blocked Accounts or Depository Accounts shall be transferred daily to the Administrative Agent to be applied to outstanding Revolving Loans which are ABR Loans, and applied to the Obligations as they become due. Any funds remaining after such application may be transferred, if all ABR Loans and all other Obligations then due have been paid in full, to the Investment Account to be held as Cash Collateral hereunder and applied to the Obligations as they become due. From time to time the Administrative Agent shall, upon the request of the Borrowing Agent, transfer funds from the Investment Account to Borrower's operating account, but Borrowers may not make investments in Permitted Investments other than those held in the Investment Account unless no Revolving Loans are outstanding and, after any transfer of funds from the Investment Account, Undrawn Availability is at least $10,000,000 or such lesser amount to which the Administrative Agent otherwise consents.

     SECTION 5.16. RECEIVABLES. (a) Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named and each of the Receivables proposed to be included as an Eligible Receivable is for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the Schedules of Receivables delivered by Borrowers to the Administrative Agent.

     (b) Each Customer, to the best of each Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

     (c) Each Borrower's chief executive office is located at the addresses set forth on Schedule 3.20(a) or (b) hereto. Until written notice is given to the Administrative Agent by the Borrowing Agent of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

     (d) Until any Borrower's authority to do so is terminated by the Administrative Agent (which notice the Administrative Agent may give at any time following the occurrence of an Event of Default), each Borrower will, at such Borrower's sole cost and expense, but on the Administrative Agent's behalf and for the Administrative Agent's account, collect as the Administrative Agent's property and in trust for the Administrative Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower's funds or use the same except to pay Obligations. Each Borrower shall, upon request, deliver to the Administrative Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

     (e) At any time following the occurrence of an Event of Default, the Administrative Agent shall have the right to send notice of the assignment of, and the Collateral Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, the Collateral Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both.
 The Collateral Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.

     (f) The Collateral Agent shall have the right to receive, endorse, assign and/or deliver in the name of the Collateral Agent or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes the Collateral Agent or its designee as such Borrower's attorney with power (i) to endorse such Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by the Collateral Agent to preserve, protect, or perfect the Collateral Agent's interest in the Collateral and to file same; (v) following an Event of Default, to demand payment of the Receivables; (vi) following an Event of Default, to enforce payment of the Receivables by legal proceedings or otherwise; (vii) following an Event of Default, to exercise all of Borrowers' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii)following an Event of Default, to settle, adjust, compromise, extend or renew the Receivables; (ix) following an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) following an Event of Default, to prepare, file and sign such Borrower's name on a proof of claim in bankruptcy or similar document against any Customer, (xi) following an Event of Default, to prepare, file and sign such Borrower's name on any notice of Lien., assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless constituting willful misconduct or gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. The Collateral Agent shall have the right at any time following the occurrence of an Event of Default to change the address for delivery of mail addressed to any Borrower to such address as the Collateral Agent may designate and to receive, open and dispose of all mail addressed to any Borrower.

     (g) Neither the Administrative Agent, the Collateral Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.
Following the occurrence of an Event of Default the Administrative Agent may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. The Collateral Agent is authorized and empowered to accept following the occurrence of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower's liability hereunder.

     (h) No Borrower will, without the Administrative Agent's consent, compromise or adjust any material amount of the Receivables or extend the time for payment thereof or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.


                                     ARTICLE VI

                                 NEGATIVE COVENANTS

     The Borrowers covenant and agree with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Borrower will nor will it cause or permit any of the Subsidiaries to:

     SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

     (a) Indebtedness for borrowed money existing on the date hereof and set forth in Schedule 6.01, but not any extensions, renewals or replacements of such Indebtedness (unless otherwise permitted under this Section 6.01);

     (b)  Indebtedness created hereunder and under the other Loan Documents;

     (c) Indebtedness evidenced by Capital Lease Obligations, or secured pursuant to Section 6.02(h), in each case so long as the aggregate principal amount of all Indebtedness permitted to be outstanding under this paragraph (c) shall not exceed $5,000,000;

     (d) Indebtedness in favor of a Lender (or an Affiliate thereof) under one or more Hedging Agreements approved by the Administrative Agent (such approval not to be unreasonably withheld);

     (e) intercompany Indebtedness of Activision and its Subsidiaries to the extent permitted by Sections 6.04(e), (g) and (o);

     (f) Indebtedness with respect to any surety bonds required in the ordinary course of business of the Borrowers and the Subsidiaries, PROVIDED that such Indebtedness shall not at any time exceed $250,000 in the aggregate;

     (g) Indebtedness of the European Distribution Subsidiaries in an aggregate principal amount not to exceed $50,000,000 (or the equivalent thereof) at any time outstanding, PROVIDED that such Indebtedness shall not be Guaranteed by any Loan Party other than through one or more Letters of Credit issued hereunder to support such Indebtedness in a face amount not in excess of $9,000,000;

     (h) Indebtedness of Foreign Subsidiaries (other than the European Distribution Subsidiaries) in an aggregate principal amount not to exceed $15,000,000 (or the equivalent thereof) at any time outstanding, PROVIDED such Indebtedness shall not be Guaranteed by any Loan Party;

     (i) other unsecured Indebtedness of the Borrowers and the Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

     (j) Subordinated Debt in an aggregate principal amount which does not exceed at the time of incurrence the outstanding principal amount of the Term Loans plus $15,000,000 in outstanding principal amount; provided that, so long as the Term Loans are outstanding, the Net Cash Proceeds of any such Subordinated Debt shall be applied to mandatory prepayment of the Term Loans in accordance with Section 2.14(f); and

     (k)  Acquired Debt in connection with a Permitted Acquisition.

     SECTION 6.02. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

     (a) Liens on property or assets of the Borrowers and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; PROVIDED that such Liens shall secure only those obligations which they secure on the date hereof and may not encumber Receivables;

     (b)  any Lien created under the Loan Documents;

     (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03; PROVIDED that the Lien shall have no effect on the priority of the Liens under the Loan Documents or the value of the Collateral and a stay of enforcement of any such Lien shall be in effect;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03;

     (e) Liens (other than any Lien imposed by ERISA), pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

     (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrowers or any of its Subsidiaries;

     (h) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrowers or any Subsidiary; PROVIDED that (i) such security interests secure Indebtedness permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Borrowers or any Subsidiary;

     (i) Liens on assets of Foreign Subsidiaries; PROVIDED that (i) such Liens do not extend to, or encumber, assets of the Borrowers or any of its Domestic Subsidiaries and (ii) such Liens secure only Indebtedness incurred by such Foreign Subsidiaries pursuant to Section 6.01 (g), (h) or (k); and

     (j) Liens granted to licensors by a Loan Party which encumber only the licensed intellectual property and inventory produced thereunder (but not any Receivables from the sale, distribution or licensing thereof), are subordinated to the Liens of the Collateral Agent on terms and conditions satisfactory to the Collateral Agent and expressly permit the Liens granted by the Loan Documents and the exercise of remedies thereunder.

     SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 6.05 and (b) the Capital Lease Obligations arising therefrom are permitted by Section 6.01(c).

     SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

     (a) investments by the Borrowers existing on the date hereof in the Equity Interests of the Subsidiaries;

     (b) Permitted Investments held in the Investment Account and, if Undrawn Availability is at least $10,000,000 and there are no outstanding Revolving Loans (or such lesser amount to which the Administrative Agent consents), other Permitted Investments;

     (c) Receivables owing to any Borrower or any of its Subsidiaries arising from sales of Inventory under usual and customary terms in the ordinary course of business;

     (d) advances not to exceed $500,000 outstanding at any time to employees of the Borrowers and the Subsidiaries to meet expenses incurred by such employees in the ordinary course of business;

     (e) any wholly owned Subsidiary may make intercompany loans to a Borrower or any other wholly owned Subsidiary and any Borrower may make intercompany loans and advances to any wholly owned Subsidiary; PROVIDED that any promissory notes evidencing such intercompany loans shall be pledged (and delivered) by the applicable Borrower or the respective wholly owned Domestic Subsidiary that is the lender of such intercompany loan as Collateral pursuant to the Pledge Agreement; PROVIDED FURTHER that (i) any Borrower or any Domestic Subsidiaries may make loans to and repay loans from any Foreign Subsidiaries pursuant to this paragraph (e) only if, after giving effect thereto, the outstanding principal amount of all loans made by Foreign Subsidiaries to Activision during any Fiscal Year shall exceed the principal of loans made by any Borrower and its Domestic Subsidiaries during such period and as of the end of each Fiscal Year the outstanding principal amount of loans made by Foreign Subsidiaries shall exceed the outstanding principal amount of loans made by the Borrowers and their Domestic Subsidiaries by at least $4,000,000 and (ii) any loans made by any Foreign Subsidiaries to any Borrower or any of its Domestic Subsidiaries pursuant to this paragraph (e) shall be unsecured and subordinated to the obligations of the Loan Parties pursuant to subordination provisions in substantially the form of Exhibit J; and any loans made by any Loan Party to any Foreign Subsidiary shall be evidenced by one or more revolving Master Notes pledged to the Collateral Agent pursuant to the Pledge Agreement.

     (f)  the Borrowers may establish Subsidiaries to the extent permitted by
Section 6.15;

     (g) the Borrowers and the Domestic wholly owned Subsidiaries may make additional loans and advances to, or other investments in, Foreign Subsidiaries of the Borrowers with the prior written consent of the Required Lenders;

     (h) a Borrower or any wholly owned Subsidiary may acquire substantially all the assets of, or more than 50% of the Equity Interests of, a person (such assets or such person referred to herein as the "ACQUIRED ENTITY" and any acquisition completed under this subsection 6.04(h) is a "PERMITTED ACQUISITION"); PROVIDED that each of the following conditions is satisfied:

          (i) the Acquired Entity shall be a going concern and shall be in a line of business reasonably related to that of the Borrowers and their Subsidiaries as conducted during the current and most recent calendar year;

          (ii)    the Acquired Entity shall have approved such transaction;

          (iii) the Borrowers shall have delivered to the Administrative Agent at least 5 Business Days prior to consummation of the acquisition a certificate of a Financial Officer demonstrating, in reasonable detail, that, at the time of such transaction (A) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing or shall exist, (B) the Borrowers are in compliance with the covenants set forth in Sections 6.09, 6.10, 6.11, 6.12 and 6.13 as of the last day of the most recent fiscal quarter preceding such acquisition, and would be in compliance on a PRO FORMA basis with such covenants as of the last day of the month preceding such acquisition, and (C) all calculations necessary to determine compliance with the conditions in clauses (vi) or
(vii) below.   All PRO FORMA calculations required to be made pursuant to this subsection 6.04(h) shall (i) include only those adjustments that would be permitted or required by Regulation S-X, (ii) be based on reasonably detailed written assumptions which accompany the certificate and shall be acceptable to the Administrative Agent, and (iii) be certified by a Financial Officer as having been prepared in good faith based upon reasonable assumptions;

          (iv) the Borrowers shall comply with Sections 5.12, 6.15 and the relevant provisions of the other Loan Documents with respect to the Acquired Entity and its assets or any new Subsidiary formed to effect the acquisition;

          (v) the Borrowers shall have delivered to the Lenders consolidating financial statements for each Borrower, each Subsidiary and the Acquired Entity for the most recent fiscal year and fiscal quarter prior to the date of acquistion in question, and the financial statements of the Acquired Entity for the most recent fiscal year prior to the date of acquistion in question audited by an independent certified public accountant; PROVIDED THAT if the total amount expended (including the value of any Equity Issuance) is LESS than $30,000,000 and the Cash Components for such acquisition are LESS than $15,000,000, the Borrowers shall not be required to deliver financial statements for the Acquired Entity audited by an independent certified public accountant to the extent such statements have not been delivered to the Borrowers or their subsidiaries;

          (vi) for any acquisition in which the Cash Components are no more than $4,000,000 for any individual acquisition or $13,000,000 in the aggregate during the term of this Agreement, (a) the Fixed Charge Coverage Ratio for the four quarters ending on the last day of the most recent fiscal quarter preceding such acquisition was, and the Fixed Charge Coverage Ratio for the 12 months ending on the last day of the month preceding such acquisition (such last day of the preceding month or such last day of the preceding fiscal quarter, a "Measurement Date"), would be, on a PRO FORMA basis, at least 0.75 to 1.0 if the Measurement Date is on or prior to September 30, 1999 and at least 1.0 to
1.0 if the Measurement Date occurs thereafter and (b) after giving effect to the acquisition, the actual Undrawn Availability at closing (calculated for these purposes without including the Inventory or Receivables of the Acquired Entity and without reserving for the Term Loans under Section 2.01(a)(iv)) is at least the lesser of (x) $5,000,000 and (y) 10% of the sum of the amounts calculated under clauses (i), (ii) and (v) of the definition of Formula Amount or if the Administrative Agent has completed its audit of the Acquired Entity with results satisfactory to the Administrative Agent in its Permitted Discretion, the actual Undrawn Availability at closing calculated for the Borrowers and the Acquired Entity (calculated for these purposes without reserving for the Term Loans under Section 2.01(a)(iv)) is at least $10,000,000;

          (vii) for any acquisition other than an acquisition described in clause (vi), (a) the Cash Components may be no more than $15,000,000 for any acquisition, no more than $40,000,000 in any twelve month period, and no more than $60,000,000 during the term of this Agreement; (b) the Fixed Charge Coverage Ratio for the four quarters ending the last day of the most recent fiscal quarter preceding such acquisition was, and the Fixed Charge Coverage Ratio for the 12 months ending on the last day of the month preceding such acquisition would be, on a PRO FORMA basis, at least the higher of (x) 1.1 to
1.0 or (y) the ratio required by Section 6.10; and (c) after giving effect to the acquisition, the PRO FORMA average daily Undrawn Availability at closing (calculated for these purposes without including the Inventory or Receivables of the Acquired Entity and without reserving for the Term Loans under Section 2.01(a)(iv)) for the most recent January to June period (or until June, 2000, the Undrawn Availability at closing) would be greater than $15,000,000 or, if the Administrative Agent has completed its audit of the Acquired Entity with results satisfactory to the Administrative Agent in its Permitted Discretion, the actual Undrawn Availability at closing calculated for the Borrowers and the Acquired Entity (calculated for these purposes without reserving for the Term Loans under Section 2.01(a)(iv)) is at least $20,000,000;

          (viii) any Indebtedness incurred in connection with the acquisition, including any Acquired Debt and any Subordinated Debt, must be permitted under
Section 6.01;  and

          (ix) in no event may any Equity Issuance in connection with any acquisition exceed a number of shares of Activision common stock (or equivalents) equal to 40% of the issued and outstanding common stock of Activision on such date and all Equity Issuances shall be of common equity or equivalents;

          (i) the Borrowers may enter into Hedging Agreements to the extent permitted in Section 6.01(d);

          (k)  Activision and the Subsidiaries may consummate the Transactions;

          (l) the Borrowers may make investments in persons not constituting subsidiaries PROVIDED that such person is in a line of business reasonably related to the business of the Borrowers and their Subsidiaries as the Borrowers, any single investment or series of related investments shall not exceed $2,000,000; all such investments under this Section 6.04(l) shall not exceed $5,000,000 in any twelve month period; and all capital stock or other equity interests acquired by a Borrower or any subsidiary shall be pledged to the Collateral Agent;.

          (m) the Borrowers and their Subsidiaries may make advance payments of royalties under license or distribution agreements in the ordinary course of business;

          (n) Activision may make loans to directors and employees in connection with the granting of stock options or as incentive or bonus compensation; and

          (o) loans from Activision to UK Sub evidenced by the Intercompany Note may remain outstanding.

     SECTION 6.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS.
(a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of the assets of any Borrower (whether now owned or hereafter acquired) or any Equity Interest of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrowers and any Subsidiary may purchase and sell Inventory in the ordinary course of business, (ii) the Borrowers or any wholly owned Subsidiary may make acquisitions permitted under Section 6.04 above, (iii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (x) any wholly owned Subsidiary may merge into a Borrower in a transaction in which the Borrower is the surviving corporation and
(y) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than a Borrower or a wholly owned Subsidiary receives any consideration, PROVIDED that if any such merger described in this clause (y) shall involve a Domestic Subsidiary, the surviving entity of such merger shall be a Domestic Subsidiary; and (iv) any Subsidiary which is not a Material Subsidiary may be wound up and dissolved.

          (b) Engage in any Asset Sale unless (i) such Asset Sale is for consideration at least 85% of which is cash, (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of, (iii) the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed (i) $5,000,000 in any fiscal year or (ii) $10,000,000 in the aggregate, and (iv) the Net Cash Proceeds are applied as required by subsection 2.14(c).

     SECTION 6.06. DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON ABILITY OF SUBSIDIARIES TO PAY DIVIDENDS. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose; PROVIDED, HOWEVER, that any wholly owned Subsidiary may declare and pay dividends or make other distributions to the holders of its Equity Interests, but other Subsidiaries which are not wholly owned may not make dividends or distributions.

          (b) Permit its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Equity Interests or (ii) make or repay any loans or advances to a Borrower or the parent of such Subsidiary except (w) for such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) this Agreement and the other Loan Documents, (C) the Convertible Subordinated Note Documents, (x) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Borrower or a Subsidiary of a Borrower, (y) customary provisions restricting assignment of any agreement entered into by a Borrower or a Subsidiary in the ordinary course of business, and (z) any holder of a Lien permitted by Section 6.02 may restrict the transfer of the asset or assets subject thereto.

     SECTION 6.07. TRANSACTIONS WITH AFFILIATES. Except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that:

     (a) a Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties;

     (b)  dividends may be paid to the extent provided in Section 6.06;

     (c) loans may be made and other transactions may be entered into between and among the Borrowers, the Subsidiaries and their respective Affiliates to the extent permitted by Sections 6.01 and 6.04; and

     (d) a Borrower or any Subsidiary may pay reasonable compensation to officers and directors in the ordinary course of business.

     SECTION 6.08. [intentionally omitted].

     SECTION 6.09. INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio for (a) the six-month period ending September 30, 1999, (b) the nine-month period ending December 31, 1999 or (c) any period of four consecutive fiscal quarters thereafter, in each case taken as one accounting period, ended on the last day of the applicable fiscal quarter to be less than (a) 5.00 to 1.00 for the Borrowers and their Subsidiaries on a consolidated basis or (b) 5.00 to 1.00 for the Loan Parties on a consolidated basis.

     SECTION 6.10. FIXED CHARGE COVERAGE RATIO. (a) Permit the Fixed Charge Coverage Ratio of the Loan Parties on a consolidated basis for any period of four consecutive fiscal quarters in each case taken as one accounting period, ending on the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth opposite such period below:


                           PERIOD                        RATIO
                           ------                        -----
             September 30, 1999                      .75 to 1.00

             December 31, 1999                       .85 to 1.00

             March 31, 2000                          1.00 to 1.00

             June 30, 2000 through and including     1.10 to 1.00
             March 31, 2001

             June 30, 2001 and thereafter            1.20 to 1.00

          (b) Permit the Fixed Charge Coverage Ratio of Activision and its Subsidiaries on a consolidated basis for any period of four consecutive fiscal quarters in each case taken as one accounting period, ending on the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth opposite such period below:

                           PERIOD                          RATIO
                           ------                          -----
                    September 30, 1999                    .75 to 1.00

                    December 31, 1999                     .85 to 1.00

                    March 31, 2000                        1.00 to 1.00

                    June 30, 2000 through and including   1.10 to 1.00
                    March 31, 2001

                    June 30, 2001 and thereafter          1.20 to 1.00

          SECTION 6.11. MAXIMUM LEVERAGE RATIO. (a) Permit the Leverage Ratio of the Loan Parties on a consolidated basis at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                           PERIOD                       RATIO
                           ------                       -----
               Closing Date through and including    2.50 to 1.00




                                                                              92

               September 30, 1999

               October 1, 1999 through and           2.25 to 1.00
               including December 31, 1999

               January 1, 2000 and thereafter        2.00 to 1.00

          (b) Permit the Leverage Ratio of Activision and its Subsidiaries on a consolidated basis at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

                           PERIOD                       RATIO
                           ------                       -----
                Closing Date through and including      2.75 to 1.00
                September 30, 1999

                October 1, 1999 through and             2.50 to 1.00
                including December 31, 1999

                January 1, 2000 and thereafter          2.00 to 1.00

     SECTION 6.12. MINIMUM ADJUSTED EBITDA. (a)   Permit Adjusted EBITDA of the
Borrowers and their Subsidiaries on a consolidated basis for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

                     FISCAL QUARTER                      AMOUNT
                     --------------                      ------
                     September 30, 1999                  $62,000,000

                     December 31, 1999                   $70,000,000

                     March 31, 2000 through and          $90,000,000
                     including December 31, 2000

                     March 31, 2001 through and          $100,000,000
                     including December 31, 2001

                     March 31, 2002 and thereafter       $120,000,000

          (b) Permit Adjusted EBITDA of the Loan Parties on a consolidated basis for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ended on the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

                     FISCAL QUARTER                          AMOUNT
                     --------------                          ------
                 Fiscal Quarter                              Amount

                 September 30, 1999                          $55,000,000

                 December 31, 1999                           $60,000,000

                 March 31, 2000 through and including        $75,000,000
                 December 31, 2000

                 March 31, 2001 through and including        $85,000,000
                 December 31, 2001

                 March 31, 2002 and thereafter               $105,000,000

     SECTION 6.13. MINIMUM TANGIBLE NET WORTH. (a) Permit Tangible Net Worth of the Borrowers and their Subsidiaries on a consolidated basis at any date set forth below to be less than the amount set forth opposite such date below:

          FISCAL QUARTER                          AMOUNT
          --------------                          ------
          September 30, 1999                      $60,000,000
          December 31, 1999                       $70,000,000
          March 31, 2000                          $70,000,000
          June 30, 2000                           $70,000,000
          September 30, 2000                      $75,000,000
          December 31, 2000                       $85,000,000
          March 31, 2001                          $90,000,000
          June 30, 2001                           $90,000,000
          September 30, 2001                      $95,000,000
          December 31, 2001                       $110,000,000
          March 31, 2002                          $115,000,000

         (b) Permit Tangible Net Worth of the Loan Parties on a consolidated basis at any date set forth below to be less than the amount set forth opposite such date:

          FISCAL QUARTER                          AMOUNT
          --------------                          ------
          September 30, 1999                      $26,000,000
          December 31, 1999                       $29,000,000
          March 31, 2000                          $34,000,000


                                                                              94

          June 30, 2000                           $36,000,000
          September 30, 2000                      $40,000,000
          December 31, 2000                       $47,000,000
          March 31, 2001                          $52,000,000
          June 30, 2001                           $55,000,000
          September 30, 2001                      $60,000,000
          December 31, 2001                       $70,000,000
          March 31, 2002                          $78,000,000

     SECTION 6.14. LIMITATION ON MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS, ETC.
(a) Amend or modify, or permit the amendment or modification of, any provision of existing Indebtedness or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to Indebtedness which do not in any way materially adversely affect the interests of the Lenders, (b) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Convertible Subordinated Notes, any Subordinated Debt, the Intercompany Note or any other Indebtedness that is expressly subordinated to the Obligations, (c) amend or modify, or permit the amendment or modification of, the Merger Agreement or any of the operating agreements entered into in connection therewith or any tax sharing agreement, in each case except for amendments or modifications which are not in any way adverse in any material respect to the interests of the Lenders or (d) amend, modify or change its Certificate of Incorporation (including by the filing or modification of any certificate of designation) or By-laws, or any agreement entered into by it, with respect to its Equity Interests (including any shareholders' agreement), or enter into any new agreement with respect to its Equity Interests, other than any amendments, modifications or changes pursuant to this clause (d) or any such new agreements pursuant to this clause
(d) which do not in any way materially adversely affect the interests of the Lenders.

     SECTION 6.15. LIMITATION ON CREATION OF SUBSIDIARIES. Establish or create any additional Subsidiaries; PROVIDED that the Borrowers may establish or create one or more Subsidiaries of the Borrowers so long as (a) 100% of the Equity Interests of any new Domestic Subsidiary owned by a Loan Party (or all the Equity Interests of any new Foreign Subsidiary that is owned by any Loan Party, except that not more than 65% of the voting Equity Interests of any such Foreign Subsidiary shall be required to be so pledged) is upon the creation or establishment of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Parties under the Pledge Agreement and (b) upon the creation or establishment of any such new Domestic Subsidiary such Domestic Subsidiary becomes a party to the applicable Security Documents in accordance with Section 5.12 and the other Loan Documents.

     SECTION 6.16. BUSINESS. With respect to the Borrowers and their Subsidiaries, engage (directly or indirectly) in any business other than the business in which the Borrowers and their Subsidiaries are engaged on the Closing Date and other businesses reasonably related thereto.

     SECTION 6.17. FISCAL YEAR; ACCOUNTING CHANGES. Change its fiscal year end to a date other than March 31 or make any change in accounting treatment and reporting practices except as required by GAAP.

                                    ARTICLE VII

                                 EVENTS OF DEFAULT

     In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

          (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

          (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

          (d) default shall be made in the due observance or performance by any Borrowers or any Subsidiary of any covenant, condition or agreement contained in
Section 5.01(a), 5.05 or 5.08 or in Article VI;

          (e) default shall be made in the due observance or performance by any Borrower or any Subsidiary or by UK Sub in any UK Charge Document of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days;

          (f) any Loan Party or UK Sub shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $2,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower or any Subsidiary, or of a substantial part of the property or assets of any Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary or for a substantial part of the property or assets of any Borrower or a Subsidiary or (iii) the winding-up or liquidation of any Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) any Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary or for a substantial part of the property or assets of any Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

          (i) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 be rendered against any Borrower, any Loan Party or any combination thereof, unless the same shall be contested in good faith, the Borrowers have established reserves reasonably satisfactory to the Administrative Agent and enforcement shall be effectively stayed, satisfied, or discharged within forty (40) days or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrowers or any Loan Party to enforce any such judgment;

          (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrowers and their ERISA Affiliates in an aggregate amount exceeding $2,000,000;

          (k) any security interest purported to be created by any Security Document or UK Charge Document shall cease to be, or shall be asserted by any Borrowers or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

          (l) any of the Obligations shall cease to constitute "Senior Indebtedness" under and as defined in the Convertible Subordinated Note Indenture, any Subordinated Debt, the Intercompany Note or any Master Note;

          (m)  there shall have occurred a Change in Control;

          (n) issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of the property of any Loan Party or UK Sub, or any portion of the Collateral shall be seized or taken by any Governmental Agency or the title or right of any Loan Party which is the owner of any material portion, or the Collateral shall have become the subject matter of any litigation which, in the opinion of the Required Lenders, could reasonably be expected upon final determination, to result in the impairment or loss of the security provided by the Security Documents;

          (o) termination (other than as a result of any Asset Sale, merger or liquidation of a Subsidiary permitted hereunder) or breach of any Subsidiary Guarantee Agreement, or any Subsidiary Guarantor attempts to terminate, challenge the validity of, or its liability under, any such Subsidiary Guarantee Agreement or UK Sub attempts to challenge the validity of, or its liability under the Intercompany Note or any UK Charge Document;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowing Agent, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to any Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued
Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     The Administrative Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies the Administrative Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of the Administrative Agent's or Collateral Agent's or Lenders' rights hereunder.

                                    ARTICLE VIII

                 THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

     In order to expedite the transactions contemplated by this Agreement, PNC Bank, National Association, is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Bank (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "AGENTS"). Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Obligations) the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or as otherwise required by Section 9.08(b)), and such instructions shall be binding; PROVIDED, HOWEVER, that the Agents shall not be required to take any action which exposes either of them to liability or which is contrary to this Agreement or the other Loan Documents or applicable law unless the Agents are furnished with an indemnification reasonably satisfactory to each of them with respect thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

     Agents shall have no duties or responsibilities except those expressly set forth in the Loan Documents. Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or in any Loan Document or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the other Loan Documents, or to inspect the properties, books or records of the Borrowers or any other Loan Party. The duties of the Agents as respects the Loans to the Borrowers shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement except as expressly set forth herein.

     The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or as otherwise required by Section 9.08(b)) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of actual knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrowers or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the Issuing Bank or the Borrowers or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent and the Collateral
Agent in its individual capacity as a Lender.

     The Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter except as shall be provided by the Borrowers pursuant to the terms of this Agreement. The Agents shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document, or of the financial condition of Borrowers, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the other Loan Documents or the financial condition of the Borrowers or any of its subsidiaries, or the existence of any Event of Default or any Default.

     Either Agent may resign on sixty (60) days' written notice to each of the Lenders and the Borrowers and upon such resignation, the Required Lenders will promptly designate a successor Administrative Agent or Collateral Agent, as the case may be, reasonably satisfactory to the Borrowers.

     Any such successor Administrative Agent or Collateral shall succeed to the rights, powers and duties of the Administrative Agent or Collateral Agent, and the term "the Administrative Agent" or "the Collateral Agent" shall mean such successor Agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     If either Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, such Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Lenders; and neither Agent shall incur liability to any person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against either Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Loan Documents and its duties hereunder, upon advice of counsel selected by it. The Agents may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the applicable Agent with reasonable care.

     No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the other Loan Documents, unless it has received notice from a Lender or the Borrowers referring to this Agreement or the other Loan Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, it shall give notice thereof to the Lenders. The Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED, THAT, unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

     The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

     With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent.

     Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on the aggregate amount of its outstanding Term Loans and Revolving Credit Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrowers and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers or any other Loan Party, PROVIDED that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. Each Revolving Credit Lender agrees to reimburse the Issuing Bank and its directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

     Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Each of the parties hereto acknowledges and agrees that the Syndication Agent shall not have any duties, responsibilities, obligations or liabilities, as such, hereunder or under the other Loan Documents.

                                     ARTICLE IX

                                   MISCELLANEOUS

     SECTION 9.01. NOTICES. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrowers or the Borrowing Agent, to Activision, Inc. at 3100 Ocean Park Blvd., Santa Monica, California 90405, Attention of Chief Financial Officer (Telecopy No. 310-255-2191);

          (b) if to the Administrative Agent, to PNC Bank, National Association, Two Tower Center Boulevard, East Brunswick, New Jersey 08816,
Attention of Ryan Peak, (Telecopy No. 732-220-4315    ); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

     Any party may change the directions for delivery of notices hereunder by notice delivered in accordance with this Section 9.01. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

     SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.16, 2.18, 2.19, 2.23 and
9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.

     SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender or an Affiliate or Related Fund of such Lender, (x) the Borrowers and the Administrative Agent (and, in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that the consent of the Borrowers shall not be required to any such assignment during the continuance of any Event of Default described in subsection (g) or (h) of Article VII, and (y) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment) or such lesser amount as the Borrowers and the Administrative Agent may from time to time agree (such agreement to be conclusively evidenced by the execution of the related Assignment and Acceptance by all the parties thereto), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together (except in the case of any assignment to an Affiliate or a Related Fund) with a processing and recordation fee of $[3,500] (which such fee shall not be required to be paid by the Syndication Agent upon any assignment by it) and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitment and Revolving Credit Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or any Subsidiary or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrowers, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

          (f) Each Lender may without the consent of the Borrowers, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.16 and 2.18 to the same extent as if they were Lenders and (iv) the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Subsidiary Guarantor or all or any substantial part of the Collateral).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; PROVIDED that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16.

          (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          (i) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the

Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefore, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

          (j) No Borrower shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

          (k) In the event that Standard & Poor's Ratings Group, Moody's Investors Service, Inc., and Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrowers to use their reasonable efforts to assist in the replacement of) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrowers jointly and severally agree to pay all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

          (b) The Borrowers jointly and severally agree to indemnify the Administrative Agent, the Collateral Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, trustees, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by any Borrowers or any of the Subsidiaries, or any Environmental Claim related in any way to any Borrowers or the Subsidiaries; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.
All amounts due under this Section 9.05 shall be payable on written demand therefor.

     SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender or any affiliate of a Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any affiliate of a Lender to or for the credit or the account of any Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender and its affiliate under this
Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement or any Fees, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.20, the provisions of Section 9.04(i), the provisions of this Section, the definition of the term "Required Lenders" or release any Subsidiary Guarantor or all or any substantial part of the Collateral, without the prior written consent of each Lender (iv) amend or modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(i) without the written consent of such SPC, (v) permit any Revolving Credit Borrowing to be made if after giving effect thereto the Aggregate Revolving Credit Exposure would exceed the Formula Amount for more than sixty (60) calendar days or exceed one hundred and ten percent (110%) of the Formula Amount, or (vi) increase the Advance Rates above the Advance Rates in effect on the Closing Date, without the prior written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent or the Issuing Bank, respectively.

          (c) In the event that the Administrative Agent requests the consent of a Lender pursuant to this Section 9.08 and such Lender shall not respond or reply to the Administrative Agent in writing within 5 days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that the Administrative Agent requests the consent of a Lender and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Obligations to PNC or to another Lender or to any other Person designated by the Administrative Agent (the "Designated Lender") for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event that PNC elects to require any Lender to assign its interest to PNC, or a Designated Lender, PNC will so notify such Lender in writing within 45 days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than 5 days following receipt of such notice pursuant to an Assignment and Acceptance Agreement executed by such Lender, PNC or the Designated Lender, as appropriate, and the Administrative Agent.

     SECTION 9.09.  [Intentionally Deleted]

     SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.11. WAIVER OF JURY TRIAL; CONSEQUENTIAL DAMAGES. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11. Neither the Administrative Agent, the Collateral Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrowers or any other Loan Party for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

     SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 9.13. COUNTERPARTS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrowers or its properties in the courts of any jurisdiction.

          (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.16. CONFIDENTIALITY. The Administrative Agent, the Collateral Agent, the Issuing Bank, the Syndication Agent, and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative

Agent, the Collateral Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to a potential assignee or participant of such Lender or any direct or indirect contractual counterparty in any swap agreement relating to the Loans or such potential assignee's or participant's or counterparty's advisors who need to know such Information (provided that any such potential assignee or participant or counterparty shall, and shall use its best efforts to cause its advisors to, keep confidential all such information on the terms set forth in this Section 9.16, (c) to the extent requested by any regulatory authority, (d) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (e) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents or
(f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Administrative Agent, the Issuing Bank, the Syndication Agent, any Lender or the Collateral Agent on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section, "INFORMATION" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from any Borrower and related to such Borrower, any Subsidiary, any shareholder of the Borrowers or any employee, customer or supplier of the Borrowers, other than any of the foregoing that were available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrowers, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    ACTIVISION, INC.,



                                    By
                                         ---------------------------------------
                                         Name:     Lawrence Goldberg
                                         Title:    Executive Vice President and
                                                   General Counsel


                                    HEAD GAMES PUBLISHING, INC.,



                                    By
                                         ---------------------------------------
                                         Name:     Lawrence Goldberg
                                         Title:    Vice President and Secretary

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    PNC BANK, NATIONAL ASSOCIATION,
                                    individually and as Administrative Agent,
                                    Collateral Agent and Issuing Bank,


                                    By
                                         ---------------------------------------
                                         Name:     Ilan Yehros
                                         Title:    Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        CREDIT SUISSE FIRST BOSTON,
                                        individually and as Syndication Agent,


                                        By
                                             -----------------------------------
                                             Name:
                                             Title:


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        COMERICA BANK



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        GUARANTEE BUSINESS CREDIT
                                        CORPORATION
                                        d/b/a Fidelity Funding



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        GREEN TREE FINANCIAL
                                        SERVICING CORPORATION



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                        LASALLE BANK NATIONAL
                                        ASSOCIATION


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                        MELLON BANK, N.A.


                                        By:
                                             -----------------------------------
                                             Name:  William R. Murray
                                             Title:  Vice President

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        NATIONAL BANK OF CANADA,
                                        New York Branch



                                        By:
                                             -----------------------------------
                                             Name:  James Drum
                                             Title:   Vice President



                                        By:
                                             -----------------------------------
                                             Name:  Gaetan Frosina
                                             Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                        SANWA BANK CALIFORNIA




                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  CREDIT AGREEMENT


                            dated as of  June 21, 1999,



                                       among



                                 ACTIVISION, INC.,
                      and certain of its Domestic Subsidiaries

                             THE LENDERS NAMED HEREIN,


                          PNC BANK, NATIONAL ASSOCIATION,
             as Administrative Agent, Collateral Agent and Issuing Bank

                                        and

                            CREDIT SUISSE FIRST BOSTON,

                       as Lead Arranger and Syndication Agent


                            ___________________________


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS


                                     ARTICLE I

                                    Definitions

SECTION 1.01.  DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . 2

SECTION 1.02.  TERMS GENERALLY.. . . . . . . . . . . . . . . . . . . . . . . .29

                                     ARTICLE II

                                    The Credits

SECTION 2.01. COMMITMENTS; FORMULA AMOUNT. . . . . . . . . . . . . . . . . . .30
SECTION 2.02. LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
SECTION 2.03. PROCEDURE FOR REVOLVING CREDIT BORROWINGS. . . . . . . . . . . .32
SECTION 2.04. DISBURSEMENT OF LOANS. . . . . . . . . . . . . . . . . . . . . .33
SECTION 2.05. MANNER OF BORROWING AND PAYMENT. . . . . . . . . . . . . . . . .33
SECTION 2.06. EVIDENCE OF DEBT . . . . . . . . . . . . . . . . . . . . . . . .35
SECTION 2.07. STATEMENT OF ACCOUNT . . . . . . . . . . . . . . . . . . . . . .36
SECTION 2.08. FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
SECTION 2.09. INTEREST ON LOANS. . . . . . . . . . . . . . . . . . . . . . . .37
SECTION 2.10. DEFAULT INTEREST . . . . . . . . . . . . . . . . . . . . . . . .38
SECTION 2.11. TERMINATION AND REDUCTION OF COMMITMENTS . . . . . . . . . . . .38
SECTION 2.12. REPAYMENT OF BORROWINGS. . . . . . . . . . . . . . . . . . . . .39
SECTION 2.13. PREPAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .40
SECTION 2.14. MANDATORY PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . .40
SECTION 2.15. ILLEGALITY . . . . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 2.16. INCREASED COSTS. . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 2.17. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR . . . .43
SECTION 2.18. CAPITAL ADEQUACY . . . . . . . . . . . . . . . . . . . . . . . .44
SECTION 2.19. INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .45
SECTION 2.20. PRO RATA TREATMENT . . . . . . . . . . . . . . . . . . . . . . .45
SECTION 2.21. SHARING OF SETOFFS . . . . . . . . . . . . . . . . . . . . . . .45
SECTION 2.22. PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
SECTION 2.23. TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
SECTION 2.24. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES; DUTY TO
MITIGATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
SECTION 2.25. DEFAULTING LENDER. . . . . . . . . . . . . . . . . . . . . . . .49
SECTION 2.26. LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . .50
SECTION 2.27. BORROWING AGENCY PROVISIONS. . . . . . . . . . . . . . . . . . .50
SECTION 2.28. WAIVER OF SUBROGATION. . . . . . . . . . . . . . . . . . . . . .51

                                    ARTICLE III

                           Representations and Warranties

SECTION 3.01. ORGANIZATION; POWERS . . . . . . . . . . . . . . . . . . . . . .57
SECTION 3.02. AUTHORIZATION. . . . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 3.03. ENFORCEABILITY . . . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 3.04. GOVERNMENTAL APPROVALS . . . . . . . . . . . . . . . . . . . . .58
SECTION 3.05. FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . .58
SECTION 3.06. NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . .58
SECTION 3.07. TITLE TO PROPERTIES; POSSESSION UNDER LEASES . . . . . . . . . .58
SECTION 3.08. SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . .59
SECTION 3.10. AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .60
SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT . . .60
SECTION 3.13. USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . .60
SECTION 3.14. TAX RETURNS. . . . . . . . . . . . . . . . . . . . . . . . . . .60
SECTION 3.15. NO MATERIAL MISSTATEMENTS. . . . . . . . . . . . . . . . . . . .60
SECTION 3.16. EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . .61
SECTION 3.17. ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . .62
SECTION 3.18. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .62
SECTION 3.19. SECURITY DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . .63
SECTION 3.20. LOCATION OF REAL PROPERTY AND LEASED PREMISES. . . . . . . . . .64
SECTION 3.21. LABOR MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . .64
SECTION 3.22. SOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
SECTION 3.23. YEAR 2000. . . . . . . . . . . . . . . . . . . . . . . . . . . .65
SECTION 3.24. LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . .65

                                     ARTICLE IV

                               Conditions of Lending

SECTION 4.01. ALL CREDIT EVENTS. . . . . . . . . . . . . . . . . . . . . . . .65
SECTION 4.02. FIRST CREDIT EVENT . . . . . . . . . . . . . . . . . . . . . . .66

                                     ARTICLE V

                               Affirmative Covenants

SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES . . . . . . . . . . . . . .71
SECTION 5.02. INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .71
SECTION 5.03. OBLIGATIONS AND TAXES. . . . . . . . . . . . . . . . . . . . . .72
SECTION 5.04. FINANCIAL STATEMENTS, REPORTS, ETC.. . . . . . . . . . . . . . .73
SECTION 5.05. LITIGATION AND OTHER NOTICES . . . . . . . . . . . . . . . . . .75
SECTION 5.06. EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . . . . . . . . .76
SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. . . .76
SECTION 5.08. USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . .77
SECTION 5.09. COMPLIANCE WITH ENVIRONMENTAL LAWS . . . . . . . . . . . . . . .77
SECTION 5.10. PREPARATION OF ENVIRONMENTAL REPORTS . . . . . . . . . . . . . .77
SECTION 5.11. AUDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .77
SECTION 5.12. FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . .77
SECTION 5.13. GOVERNMENT RECEIVABLES . . . . . . . . . . . . . . . . . . . . .78

SECTION 5.14  INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . .78
SECTION 5.15  BLOCKED ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . .79

                                     ARTICLE VI

                                 Negative Covenants

SECTION 6.01. INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . .82
SECTION 6.02. LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .84
SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS . . . . . . . . . . . . . . . .85
SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. . . . . . . . . . . . . . . . .85
SECTION 6.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. . . .89
SECTION 6.06. DIVIDENDS AND DISTRIBUTIONS; RESTRICTIONS ON ABILITY OF
SUBSIDIARIES TO PAY DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . .89
SECTION 6.07. TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . . .90
SECTION 6.08. CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . . . . . .90
SECTION 6.09. INTEREST COVERAGE RATIO. . . . . . . . . . . . . . . . . . . . .90
SECTION 6.10. FIXED CHARGE COVERAGE RATIO. . . . . . . . . . . . . . . . . . .90
SECTION 6.11. MAXIMUM LEVERAGE RATIO . . . . . . . . . . . . . . . . . . . . .91
SECTION 6.12. MINIMUM ADJUSTED EBITDA. . . . . . . . . . . . . . . . . . . . .92
SECTION 6.13. MINIMUM TANGIBLE NET WORTH . . . . . . . . . . . . . . . . . . .93
SECTION 6.14. LIMITATION ON MODIFICATIONS OF INDEBTEDNESS; MODIFICATIONS OF
CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS, ETC. . . .94
SECTION 6.15. LIMITATION ON CREATION OF SUBSIDIARIES . . . . . . . . . . . . .94
SECTION 6.16. BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . .95
SECTION 6.17. FISCAL YEAR; ACCOUNTING CHANGES. . . . . . . . . . . . . . . . .95

                                    ARTICLE VII

                                 Events of Default

                                    ARTICLE VIII

                 The Administrative Agent and the Collateral Agent

                                     ARTICLE IX

                                   Miscellaneous

SECTION 9.01. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
SECTION 9.02. SURVIVAL OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . 103
SECTION 9.03. BINDING EFFECT . . . . . . . . . . . . . . . . . . . . . . . . 103
SECTION 9.04. SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . 103
SECTION 9.05. EXPENSES; INDEMNITY. . . . . . . . . . . . . . . . . . . . . . 108
SECTION 9.06. RIGHT OF SETOFF. . . . . . . . . . . . . . . . . . . . . . . . 109
SECTION 9.07. APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . 109
SECTION 9.08. WAIVERS; AMENDMENT . . . . . . . . . . . . . . . . . . . . . . 109
SECTION 9.09. [Intentionally Deleted]. . . . . . . . . . . . . . . . . . . . 111
SECTION 9.10. ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 111
SECTION 9.11. WAIVER OF JURY TRIAL; CONSEQUENTIAL DAMAGES. . . . . . . . . . 111

SECTION 9.12. SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . 111
SECTION 9.13. COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . 111
SECTION 9.14. HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. . . . . . . . . . 112
SECTION 9.16. CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . 112

Schedule 1.01(a)          Existing Letters of Credit
Schedule 1.01(b)          Subsidiary Guarantors
Schedule 2.01             Lenders and Commitments
Schedule 3.08             Subsidiaries
Schedule 3.09             Litigation
Schedule 3.17             Environmental Matters
Schedule 3.18             Insurance
Schedule 3.20(a)          Real Property Owned In Fee
Schedule 3.20(b)          Leased Real Property
Schedule 4.02(a)          Other Local Counsel
Schedule 6.01             Outstanding Indebtedness on Closing Date
Schedule 6.02             Liens Existing on Closing Date

Exhibit A             Form of Administrative Questionnaire
Exhibit B             Form of Assignment and Acceptance
Exhibit C             Form of Borrowing Request
Exhibit D             Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E             Form of Joinder Agreement
Exhibit F             Form of Pledge Agreement
Exhibit G             Form of Security Agreement
Exhibit H             Form of Subsidiary Guarantee Agreement
Exhibit I-1           Form of Opinion of Robinson Silverman Pearce Aronsohn &
                      Berman LLP
Exhibit I-2           Form of Opinion of Local Counsel
Exhibit J             Form of Affiliate Subordination Provisions
Exhibit K             Form of Subordinated Debt Terms
Exhibit L             Form of Financial Condition Certificate
Exhibit M             Form of Borrower Guarantee